UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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SOUTHWEST BANCORP, INC.

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[PRELIMINARY]
March 14, 2008
Dear Fellow Shareholder:
     We invite you to attend our 2008 Annual Meeting of Shareholders to be held in the Auditorium, Room 215, of the Stillwater Public Library, 1107 South Duck Street, Stillwater, Oklahoma on Thursday, April 24, 2008 at 11:00 a.m., Central Time.
     The 2007 results are presented in detail in the enclosed Annual Report.
     The Annual Meeting has been called for the election of directors; to vote on the approval of the Southwest Bancorp, Inc. 2008 Stock Based Award Plan; to vote on a proposal to amend the Certificate of Incorporation to provide for the election of directors for one-year terms rather than three year terms as now provided, beginning with the 2009 annual meeting; and to consider any other matters that properly come before the Annual Meeting or any adjournments. Directors and officers of Southwest, as well as representatives of Ernst & Young LLP, our independent registered public accounting firm, will be present to respond to any questions the shareholders may have.
     Your vote is important to Southwest. Please complete the proxy card and return it in the enclosed, postage-paid envelope.
     Thank you for investing in Southwest.
Sincerely,

SOUTHWEST BANCORP, INC.
608 South Main Street
Stillwater, Oklahoma 74074
(405) 372-2230
NOTICE OF ANNUAL MEETING
March 14, 2008
     The Annual Meeting of Shareholders of Southwest Bancorp, Inc. (“Southwest”) will be held in the Auditorium, Room 215, of the Stillwater Public Library, 1107 South Duck Street, Stillwater, Oklahoma at 11:00 a.m., Central Time, on Thursday, April 24, 2008.
     The Annual Meeting is for the purpose of considering and acting upon:
1.	The election of four directors of Southwest;

2.	The proposal to approve the 2008 Southwest Bancorp, Inc. Stock Based Award Plan;

3.	The proposal to amend the Certificate of Incorporation to provide for the election of directors to one-year terms rather than three-year terms, as now provided, beginning with the 2009 Annual Meeting; and

3.	The transaction of such other matters that properly come before the Annual Meeting or any adjournments thereof.
     Your Board of Directors recommends a vote “FOR” the election of the persons nominated for election, the 2008 Stock Based Award Plan and the Amendment to the Certificate of Incorporation. The Board is not aware of any other business to come before the Annual Meeting.
     Only shareholders of record at the close of business on March 3, 2008, will be entitled to vote at the Annual Meeting and any adjournments or postponements. A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed. Whether or not you attend the meeting in person, it is important that your Southwest shares be represented and voted. Please vote by completing, signing and dating your proxy card, and returning it as soon as possible in the enclosed, postage-paid envelope. This proxy is revocable. You may change your proxy later or vote in person at the meeting, if you wish.
     A complete list of shareholders entitled to vote at the Annual Meeting will be open for examination by any shareholder for any purpose germane to the Annual Meeting during ordinary business hours at Southwest’s main office during the ten days prior to the Annual Meeting.
     The proxy statement, voting instruction card, and Southwest’s 2007 Annual Report are being distributed on or about March 14, 2008.

BY ORDER OF THE BOARD OF DIRECTORS

Stillwater, Oklahoma	KERBY E. CROWELL
March 14, 2008	SECRETARY

SOUTHWEST BANCORP, INC.
PROXY STATEMENT

PROXY STATEMENT
QUESTIONS AND ANSWERS

Q:	What am I voting on?

A:	You are voting on:
•	The re-election of the following four directors: David S. Crockett, J. Berry Harrison, James M. Johnson, and Russell W. Teubner, each for a three-year term (See page 2.);

•	A proposal to approve the Southwest Bancorp, Inc. 2008 Stock Based Award Plan (See page 26); and

•	A proposal to amend the Certificate of Incorporation to provide for the election of directors for one-year terms rather than three year terms as now provided, beginning with the 2009 annual meeting (See page 32.).

Q:	Who is entitled to vote at the Annual Meeting?

A:	Shareholders of Southwest’s common stock as of the close of business on March 3, 2008 (the Record Date) are entitled to vote at the meeting.

Q:	How do I vote?

A:	You may vote by completing, signing, and dating the proxy card, and returning it in the enclosed, postage-paid envelope. If you return your signed proxy card but do not indicate your voting preference, your card will be voted in favor of the re-election of all four directors, for the proposal to approve the Southwest 2008 Stock Based Award Plan, and for the proposal to amend the Certificate of Incorporation. You have the right to revoke your proxy any time before the Annual Meeting, and shareholders who attend the meeting may withdraw their proxies and vote in person if they wish.

Q:	Who will count the votes?

A:	Computershare Investor Services, LLC, Southwest’s transfer agent, will tabulate the votes.

Q:	What should I do if I receive more than one proxy card?

A:	If you receive more than one proxy card, it indicates that you own shares in more than one account or that your shares are registered in various names. You should vote all proxy cards you receive by completing, signing, dating, and returning each proxy card in the enclosed, postage-paid envelope.

Q:	What constitutes a quorum at the Annual Meeting?

A:	On the Record Date there were shares of Southwest common stock issued and outstanding. Each share is entitled to one vote on all matters voted on at the Annual Meeting. A majority of the outstanding shares, present or represented by proxy, will be a quorum for the Annual Meeting. If you submit a properly executed proxy card, you will be considered part of the quorum. Abstentions and shares held for you by your broker or nominee (broker shares) that are voted on any matter are included in the quorum. Broker shares that are not voted on any matter are not included in the quorum and will not be included in determining the number of votes cast in the election of directors, the approval of the 2008 Stock Based Award Plan, or the amendment of the Certificate of Incorporation.

Q:	Who may attend the Annual Meeting?

A:	All shareholders as of the Record Date may attend, although seating is limited.

Q:	What percentage of Southwest stock did directors and executive officers of Southwest own on the Record Date?

A:	Together, they owned approximately [10.62]% of Southwest issued and outstanding common stock.

Q:	Who pays for this proxy solicitation and how will solicitation occur?

A:	Southwest’s Board of Directors is soliciting this proxy, and Southwest will pay the cost of the solicitation. In addition to the use of the mail, employees of Southwest may solicit proxies personally or by telephone, fax, or electronic mail, without additional compensation. Banks, brokerage houses, and other nominees and fiduciaries are requested to forward the proxy material to beneficial owners of Southwest stock and to obtain authorization to execute proxies on behalf of the beneficial owners. Upon request, Southwest will reimburse these parties for their reasonable expenses in forwarding proxy material to beneficial owners.

PROPOSAL I—ELECTION OF DIRECTORS
     Your Board of Directors is currently composed of twelve members. Directors of Southwest are divided into three classes and currently are elected for terms of three years and until their successors are elected and qualified. At the Annual Meeting, four directors will be elected for terms expiring at the 2011 Annual Meeting.
     The Board of Directors has nominated for re-election David S. Crockett, J. Berry Harrison, James M. Johnson, and Russell W. Teubner, all of whom are currently directors, each to serve for a term of three years and until his successor is elected and qualified. Each nominee must be elected by a plurality of shares voted in this election. The individuals named as proxies on your proxy card will vote for the election of each nominee unless you withhold authorization.
     Each shareholder voting in the election of directors is entitled to cumulate his or her votes by multiplying the number of shares of common stock owned of record by the shareholder on the Record Date by the number of directors to be elected. Each shareholder is then entitled to cast his or her total cumulated votes for one nominee or distribute his or her votes among any number of the nominees being voted on at the Annual Meeting. Shareholders may not cumulate their votes on the form of proxy solicited by the Board of Directors. In order to cumulate votes, shareholders must attend the meeting and vote in person or make arrangements with their own proxies. Unless otherwise specified in the proxy, however, the right is reserved, in the sole discretion of the Board of Directors, to vote cumulatively, and to distribute votes among some or all of the nominees of the Board of Directors in a manner other than equally so as to elect as directors the maximum possible number of such nominees.
     Each nominee has agreed to serve a three-year term, if elected. If any nominee is unable to stand for re-election at this Annual Meeting, the Board may reduce its size or nominate an alternate candidate, and the proxies will be voted for the alternate candidate.
     Your Board recommends a vote FOR these directors.
DIRECTOR NOMINEES
Term Expiring in 2008

David S. Crockett Jr.	Director Since 2006
     Mr. Crockett, age 63, was appointed as a director in July 2006. Mr. Crockett, who has an MBA, owns the CPA firm David S. Crockett & Co., CPA’s, which is one of the largest and most diversified full service solo practices in Dallas, Texas. He obtained his CPA designation in 1969 and holds permits to practice in both Texas and Oklahoma. Mr. Crockett is a member of the American Institute of Certified Public Accountants, the Texas Society of CPAs, the Dallas Estate Planning Council, and the Petroleum Accounting Society. He is also Vice-President of Stonetex Oil Corp., and is independently active in oil and gas exploration with various partners.

J. Berry Harrison	Director Since 1991
     Mr. Harrison, age 69, is a retired Oklahoma State Senator, and has been a rancher and farmer in Fairfax, Oklahoma since 1962. Mr. Harrison serves as Conservation District Director of Osage County, President of the Oklahoma Association of Conservation Districts, and is a member of many other civic groups. James E. Berry II and Robert B. Rodgers are his cousins.

James M. Johnson	Director Since 2006
     Mr. Johnson, age 48, was appointed as a director in May 2006. Mr. Johnson has an MBA from Emory University and is a self-employed small business owner. He previously served for fourteen years as a supervisory analyst, financial analyst, and examiner of financial institutions with the federal Office of Thrift Supervision and its predecessor.

Russell W. Teubner	Director Since 2000
     Mr. Teubner, age 51, is founder and CEO of Host Bridge Technology, LLC, a computer software company. Mr. Teubner is also a board member of Esker S.A., a global enterprise connectivity software vendor. His association with Esker began in June 1998, when he announced the merger of Teubner & Associates, Inc. with Esker. Mr. Teubner was founder and CEO of Teubner & Associates. The Stillwater Chamber of Commerce honored him as Citizen of the Year in 1992, Small Business Person of the Year in 1991-92, and Small Business Exporter of the Year in 1992-93. In 1993, he received the Outstanding Young Oklahoman award given annually by the Oklahoma Jaycees. In 1997, Oklahoma State University names Mr. Teubner as a recipient of their Distinguished Alumni award. During 1996 and 1997 he served on the Citizen’s Commission on the Future of Oklahoma Higher Education. Currently, he serves on the board of the OSU Education and Research Foundation and the Global Commerce Network, a non-profit organization devoted to helping business leaders extend their influence into the social sector. Mr. Teubner is also a past director of the Oklahoma City branch of the Federal Reserve Bank of Kansas City.
DIRECTORS CONTINUING IN OFFICE
Term Expiring in 2009

James E. Berry II	Director Since 1998
     Mr. Berry, age 62, has been the owner of Shading Concepts, which manufactures and sells solarium draperies, since 1988. From 1973 to 1988, Mr. Berry was a stockbroker in Oklahoma City with a major Wall Street firm. J. Berry Harrison and Robert B. Rodgers are his cousins.

Joe Berry Cannon	Director Since 1981
     Mr. Cannon, age 71, is an Assistant Professor of Management at Oral Roberts University School of Business in Tulsa, Oklahoma. Mr. Cannon served as Chairman, President, Chief Executive Officer, and Senior Trust Officer of First National Bank and Trust Co. in Blackwell, Oklahoma from 1968-1991. He has been a member of the Kiwanis Club, a member of the First United Methodist Church Board of Directors, and is a member of the American and Oklahoma Bar Associations.

Robert B. Rodgers	Director Since 1996
     Mr. Rodgers, age 54, has been a director of Southwest since February 1996, and Chairman of the Board since December 31, 1999. He previously served as Vice Chairman of the Board, beginning in May 1999. Mr. Rodgers is president of Bob Rodgers Motor Company in Pauls Valley, Oklahoma, and is owner of Rapid Enterprises. He is a former director and was the President and Chairman of the Board of Directors of CDI II, a credit life insurance company headquartered in Oklahoma City, Oklahoma. Mr. Rodgers also previously served on the Board of Directors and was the Regional Vice President of the Oklahoma Auto Dealers Association. Mr. Rodgers is past chairman of the Planning and Zoning Commission for the City of Pauls Valley, Oklahoma. James E. Berry II and J. Berry Harrison are his cousins.

John Cohlmia	Director Since 2006
     Mr. Cohlmia, age 45, was appointed as a director of the Company in July 2006. Mr. Cohlmia has been a director of Stillwater National Bank and Trust Company since August 2003. Mr. Cohlmia is a Real Estate Broker with Grubb & Ellis Levy Beffort of Oklahoma City, Oklahoma.
Term Expiring in 2010

Tom D. Berry	Director Since 1981
     Mr. Berry, age 64, is involved in oil and gas exploration in North Central Oklahoma, and is an Auctioneer and Real Estate Broker in Stillwater, Oklahoma.

Rick Green	Director Since 1998
     Mr. Green, age 60, was appointed the Chief Executive Officer (“CEO”) of Southwest effective

January 1, 1999. Mr. Green previously served as Chief Operating Officer, President of the Central Oklahoma division, and Executive Vice President of Stillwater National Bank & Trust Company (“Stillwater National”), Southwest’s principal bank subsidiary. He is a member of the Oklahoma City and Edmond Chambers of Commerce and has served as Chair/Ambassador of the Stillwater Chamber of Commerce, on the Oklahoma State University Alumni Association Homecoming and Honor Students Committees, as Chairman of Payne County Youth Services, as Co-Chairman of the United Way of Stillwater Fund Drive and as a member of the Advisory Board of the Oklahoma State University Technical Institute. He is a member of the Commercial Real Estate Association of Oklahoma City, the Oklahoma and Oklahoma City Homebuilders Associations, and past member of the Stillwater Medical Center Committee on Physician Recruitment. Mr. Green is also a member of Leadership Stillwater and Leadership Oklahoma City. Mr. Green continues to be active as an alumnus of Oklahoma State University, serving on various committees and boards, including as a past member of the Board of Governors of the Oklahoma State University Development Foundation, and as a member of the Oklahoma State University College of Business Alumni Hall of Fame.

David P. Lambert	Director Since 1981
     Mr. Lambert, age 68, served as President and Chief Executive Officer of the Lambert Construction Company from 1974 until 2005 and continues to serve as Chairman of the Board. He is Chairman of the Trustees of the Oklahoma Construction Advancement Foundation, a member and past chairman of the Stillwater Chamber of Commerce and the Stillwater Industrial Foundation. Mr. Lambert is a life director of the Associated General Contractors of America, and was inducted into the Oklahoma State University Construction Management Hall of Fame.

Linford R. Pitts	Director Since 1981
     Mr. Pitts, age 70, is President of Stillwater Transfer & Storage, Inc. in Stillwater, Oklahoma, and invests in real estate and in oil and gas properties and other various small businesses. Mr. Pitts is a member of the of the Past President’s Council of the Stillwater Chamber of Commerce.
BOARD MEETINGS AND COMMITTEES
     Southwest’s Board conducts its business through meetings of the Board and of its committees. The Board meets monthly and may have additional special meetings. The Board met twelve times during 2007. Each director in office at the record date attended more than 90% of the meetings of the Board held in 2007 and more than 90% of the total number of meetings held in 2007 of the Board and the committees on which he served.
Audit Committee
     The Audit Committee of the Board oversees and reports to the Board of Directors regarding accounting and financial reporting processes, the audits of the financial statements, the qualifications and independence of registered public accounting firms engaged to provide independent audits and related services, and the performance of the internal audit function and independent registered public accounting firm; and performs the other duties of the committee specified by federal securities laws and regulations, the Federal Deposit Insurance Act and related regulations (the “FDIA”), the listing standards of the NASDAQ Stock Market, Inc (the “Listing Standards”), and its charter. In addition the committee, as directed by the Board, investigates and reports to the Board with respect to specific matters involving financial reporting, financial accounting, conflicts of interest, internal controls, and compliance with laws and regulations relating to such matters. The committee, in its capacity as a committee of the Board, is directly responsible for the appointment, compensation, retention, evaluation, termination, and oversight of the work of any independent auditor employed by Southwest for the purpose of preparing or issuing an audit report or related work. The independent registered public accounting firm reports directly to the committee. The committee is responsible for the resolution of any disagreements between management of Southwest and the independent registered public accounting firm regarding financial reporting. All members of the committee are “independent” as defined in applicable law, regulations of the Securities and Exchange Commission (“SEC”), the FDIA, and the Listing Standards. Members of the committee also meet all other applicable requirements of the SEC, FDIA, and the Listing Standards for financial, accounting or related expertise. The Committee has adopted a written charter, which has been approved by the Board of Directors. A copy of this charter is available on the governance area of Southwest’s website at www.oksb.com. The committee met twelve times in 2007. Current members are Joe Berry Cannon, David S. Crockett, Jr., James M. Johnson, Russell W. Teubner, and Linford R. Pitts, Chairman. Robert B. Rodgers, Chairman of the Board of Directors, is an ex-officio member of the Audit Committee. The Board has determined that Mr. Crockett qualifies as an audit committee financial expert under the Listing Standards and applicable securities regulations. Under SEC regulations and Southwest policy, the identification of a person as an audit committee financial expert does not impose on such person any duties, obligations, or liability greater than those to which he or she otherwise is subject as a member of the audit committee and board of directors.
Compensation Committee
     The Compensation Committee of the Board reviews Southwest’s compensation policies and employee benefit plans and programs and makes recommendations to the Board based on such reviews; reviews and recommends CEO compensation to the Board for its approval; determines management incentive awards and stock option grants to eligible officers; reviews and recommends employment agreements, including change-in-control agreements; recommends changes in director compensation to the Board; performs the other duties of the committee specified by federal securities laws and regulations, the FDIA, and the Listing Standards; and as directed by the Board, investigates and reports to the Board with respect to specific matters involving compensation and benefit matters. The Committee has a written charter which is available at www.oksb.com in the governance section. Members of the committees are independent directors within the meaning of the Listing Standards. The Committee is advised by an outside compensation consulting firm and by legal counsel. The committee may delegate to the appropriate officers of the company the responsibility for executing and delivering agreements and documents approved by the committee. The chief executive officer is not present during voting or deliberation of his compensation by the committee or the board. The committee reviews the compensation recommendations by the chief executive officer for other key executives. The compensation of such other executives is determined by a vote of the independent directors in connection with the annual budget process.
     The committee met twice in 2007. Current members are James E. Berry II, John Cohlmia, David P. Lambert, Linford R. Pitts, and Russell W. Teubner, Chairman. Robert B. Rodgers, Chairman of the Board of Directors, is an ex-officio member of the Compensation Committee.

Compensation Committee Interlocks and Insider Participation
     In 2007, no Southwest executive officer served as a member of the compensation committee of another entity that had an executive officer who served as a Southwest director, and no Southwest executive officer served as a director of another entity that had an executive officer serving on Southwest’s Compensation Committee. No member of the Compensation committee served as an officer or employee of Southwest or any of its subsidiaries during 2007, or had any related party transaction during 2007 that was required to be disclosed in this proxy statement. See “Certain Transactions” on page 33.
Nominating and Director Search Committees
     Southwest has a Nominating Committee and a Director Search Committee with responsibility for recommending persons to be nominated as directors. The Chairman of the Board is the chairman of both committees. Members of the committees are independent directors within the meaning of the Listing Standards. The Nominating Committee has responsibility for recommending to the Board of Directors whether or not to nominate each director whose term expires at the next annual meeting of shareholders. Members of the Nominating Committee are the independent directors who were elected at the previous annual meeting and the Chairman of the Board. The Nominating Committee met one time in 2007. Current members are Tom D. Berry, David Lambert, Linford R. Pitts, and Robert B. Rodgers, Chairman. In its determination of whether or not to recommend a director for nomination, the Nominating Committee considers whether or not such director meets the minimum criteria for board membership based upon the director’s honesty, integrity, reputation in his or her community, existence of any actual or potential conflicts of interest, and past service as director, and may consider additional factors it deems appropriate. The Director Search Committee has responsibility for identifying and recommending to the Board of Directors persons to be nominated as new directors of Southwest. The Committee also is responsible for interviewing and investigating potential new directors. The Director Search Committee did not meet in 2007. Current members of the Committee are James E. Berry II, J. Berry Harrison, David P. Lambert, and Robert B. Rodgers, Chairman. In its determination of whether or not to recommend a director for nomination, the Director Search Committee will consider whether or not such director meets the minimum criteria for board membership described above, and may consider additional factors it deems appropriate.
     The Director Search Committee also is responsible for considering persons recommended for nomination as directors by shareholders, other directors, and officers. Under the charter of the Director’s Search Committee, no shareholder nomination or recommendation need be considered unless the Committee determines, in its good faith discretion, that (i) the manner and substance of the recommendation or nomination and the related information and materials provided in connection with the recommendation or nomination complies with the procedural and substantive requirements of Southwest’s Certificate of Incorporation, relevant Bylaws, and state and federal law, and (ii) if elected, the person recommended or nominated may lawfully serve on the board. Shareholders may submit recommendations for director candidates for consideration by the Director Search Committee to the Secretary by first class mail. Please also see “Shareholder Proposals and Communications” on page 35 of this Proxy Statement.
     The Nominating Committee and the Director Search Committee have written charters that have been approved by the Board of Directors. Copies of these charters are available on the governance area of Southwest’s website at www.oksb.com.

DIRECTOR INDEPENDENCE
     The Board of Directors has affirmatively determined that all Directors other than Mr. Green are independent under the Listing Standards. Those independent directors are:

James E. Berry II	David S. Crockett, Jr.	Linford R. Pitts
Thomas D. Berry	J. Berry Harrison	Robert B. Rodgers
Joe Berry Cannon	James M. Johnson	Russell W. Teubner
John Cohlmia	David P. Lambert
Independence Standards for Directors not on the Audit Committee
     In general, an independent director means a person, other than a person having a relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, the following persons are not independent:
(i)	A person who is now or during the last three years has been an officer or employee of the company or of any parent or subsidiary of the company;

(ii)	A person who accepted, or who has a family member who accepted, any payments in excess of $100,000 from the company or any parent or subsidiary of the company during the current fiscal year or in any of the three preceding fiscal years, excluding the following payments:
(A)	Compensation for board or committee service;

(B)	Payments arising solely from investment in the company’s securities (e.g. dividends);

(C)	Compensation to a family member who is a “non-executive employee;”

(D)	Benefits under a tax-qualified retirement plan or “non-discretionary compensation;” and

(E)	Loans permitted under Section 13(k) of the Securities Exchange Act of 1934 (the “Act”), which, in general, include loans made in accordance with regulations governing loans between banks and their directors.
(iii)	A director who is a family member of a person who is or at any time during the past three years was, employed as an executive officer by the company or of any parent or subsidiary of the company;

(iv)	A director who is, or who has a family member who is, a partner, controlling shareholder, or executive officer of any organization to which the company made, or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than (i) payments arising solely from investments in the company’s securities, or (ii) payments under non-discretionary charitable contribution matching programs.

(v)	A person who is, or who has a family member who is, an executive officer of another entity at which any of the executive officers of the company have served on the compensation committee of the other entity; and

(vi)	A person who is, or who has a family member who is, a current partner of the company’s outside auditor, or who was a partner or employee of the company’s outside auditor who worked on the company’s audit at any time during the past three years.

     In making is determination of the independence of David P. Lambert, the Board of Directors considered the amount and nature payments made by subsidiaries of Southwest to Lambert Construction Company for various construction projects and related services. The amounts of those payments are less than the financial limit for independence under the Listing Standards and are not required to be disclosed in this Proxy Statement. See “Certain Transactions” on page 33.
     Independence Standards for Members of the Audit Committee.
     Each member of the Audit Committee must meet the independence standards summarized above. In addition, none of the following are considered independent for purposes of Audit Committee membership:
(i)	A person who currently accepts, directly or indirectly, any consulting, advisory, or other compensatory fee from the company or from any subsidiary of the company, other than fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the company if such compensation is not contingent in any way on continued service with the company or any subsidiary of the company;

(ii)	A person who is an affiliated person of the company or any subsidiary of the company. Affiliated persons are persons who directly or indirectly control the company, including, but not limited to, persons who are executive officers of the company or a subsidiary of the company, a director who is also an employee of the company or a subsidiary of the company, and a general partner or management member of a subsidiary of the company. Affiliated persons do not include persons who do not beneficially own 10% or more of any class of voting securities of the company or a subsidiary of the company and who are not executive officers of the company or a subsidiary of the company.
     The Board of Directors of Stillwater National, Southwest’s primary banking subsidiary, also has determined that each member of the Audit Committee, which has the same membership as the Southwest Audit Committee, is independent of management, based upon consideration of whether the director is or has been an officer or employee of the institution or any of its affiliates; serves or served as a consultant, advisor, promoter, underwriter, legal counsel, or trustee of or to the institution or any of its affiliates; is a relative of an officer or other employee of the institution or any of its affiliates; holds or controls or held or controlled, direct or indirect financial interest in the institution or any of its affiliates; or has outstanding extensions of credit from the institution or any of its affiliates, among other factors the board deems relevant. A director is not considered independent of management if such director is, or has been within the preceding year, an officer or employee of the institution or any of its affiliates, or owns or controls, or has owned or controlled within the preceding year, assets representing 10% or more of any outstanding class of voting securities of the institution.
Executive Sessions
     Independent directors have regularly scheduled meetings at which only independent directors are present.

DIRECTOR COMPENSATION
     During 2007, the Chairman of the Board of Directors of Southwest received an annual retainer of $18,000, the Chairman of the Audit Committee received an annual retainer of $14,000, the Chairman of the Compensation Committee received an annual retainer of $12,500, the Chairman of the Loan Committee received an annual retainer of $11,000, and other non-officer Directors of Southwest each received an annual retainer of $8,000. In addition, non-officer Directors received fees of $750 per board meeting attended and a committee meeting fee of $300 per meeting if the meeting was held the same day as the board meeting, or $600 if the committee meeting was held on another day. The Financial expert on the Audit Committee receives $1,000 per meeting in addition to the regular committee meeting fee. Directors who also serve as Southwest officers did not receive these fees. Southwest directors are also eligible to receive non-incentive stock options and other stock based awards under Southwest’s 1999 Stock Option Plan. Awards of 8,310 shares of restricted stock with a market value on the date of grant of $26.985 per share were granted in 2007 to directors who were not employees of Southwest or any of its subsidiaries. The following table summarized compensation for each person who was a member of Southwest’s board of directors during 2006.
Director Compensation

	Fees Earned
	or Paid in	Stock
Name	Cash	Awards	Total
James E. Berry, II	$22,700	$18,627	$41,327
Thomas D. Berry	21,200	18,627	39,827
Joe Berry Cannon	21,500	18,627	40,127
John Cohlmia	22,400	18,627	41,027
David S. Crockett, Jr.	31,150	2,573	33,723
J. Berry Harrison	24,800	18,627	43,427
James M. Johnson	21,200	4,106	25,306
David P. Lambert	21,950	18,627	40,577
Linford R. Pitts	27,950	18,627	46,577
Robert B. Rodgers	63,400	18,627	82,027
Russell W. Teubner	25,850	18,627	44,477

(1)	Represents the expense recorded on the books of Southwest in 2007 for stock awards. The expense relates to the amortization of the grant of 900 shares to each director in office on March 3, 2005, at grant date fair value of $17,775 per director, the grant of 900 shares to each director in office on January 2, 2006, at a grant date fair value of $19,553 per director, and the grant of 750 shares to each director in office on January 29, 2007, at a grant date fair value of $20,239 per director, other than directors Crockett and Johnson who began service during 2006. Director Crocket received a 2007 grant of 312 shares with a grant date fair value of $8,419 and Director Johnson received a 2007 grant of 498 shares with a grant date fair value of $13,439. See the discussion of equity award valuation in Note ___to the Consolidated Financial Statements included in Southwest’s 2007 Annual Report on Form 10-K.

COMMON STOCK OWNED BY DIRECTORS AND EXECUTIVE OFFICERS
     The shares of Southwest’s common stock that were beneficially owned on the Record Date by each person who was a director or officer on that date or is a Named Executive Officer are shown below. The number or shares shown below includes directors’ qualifying shares. No shares included below are pledged as security.

	Common Stock
	Amount and
	Nature of		Percentage of
	Beneficial		Shares
Name	Ownership (1)		Outstanding (2)
James E. Berry, II	[ 247,470	(3)	1.72%
Thomas D. Berry	62,791	(3)	*
Joe Berry Cannon	71,042	(3)	*
John Cohlmia	5,750		*
David S. Crockett, Jr.	2,512		*
Rick Green	143,029	(4)	*
J. Berry Harrison	117,226	(3)	*
James M. Johnson	2,586		*
David P. Lambert	42,635	(3)	*
Linford R. Pitts	38,748	(3)	*
Robert B. Rodgers	311,648	(3)	2.16%
Russell W. Teubner	53,276	(3)	*
Kerby E. Crowell	100,905	(5)	*
Jerry L. Lanier	62,972	(6)	*
Kimberly G. Sinclair	79,873	(7)	*
Charles H Westerheide	81,116	(8)	*
All Directors and Executive Officers as a Group (32 persons)	1,599,387	(9)	10.62%]

*	Less than one percent of shares outstanding.

(1)	Beneficial ownership is defined by rules of the Securities and Exchange Commission, and includes shares that the person has or shares voting or investment power over and shares that the person has a right to acquire within 60 days from March 3, 2008.

(2)	In calculating the percentage ownership of each named individual and the group, the number of shares outstanding includes any shares that the person or the group has the right to acquire within 60 days of March 3, 2008.

(3)	Includes 4,200 shares that the Director has the right to acquire within 60 days of March 3, 2008, pursuant to the exercise of stock options.

(4)	Includes 9,300 shares that the Director has the right to acquire within 60 days of March 3, 2008, pursuant to the exercise of stock options.

(4)	Includes 137,116 shares that Mr. Green has the right to acquire within 60 days of March 3, 2008, pursuant to the exercise of stock options.

(5)	Includes 75,720 shares that Mr. Crowell has the right to acquire within 60 days of March 3, 2008, pursuant to the exercise of stock options.

(6)	Includes 62,221 shares that Mr. Lanier has the right to acquire within 60 days of March 3, 2008, pursuant to the exercise of stock options.
(continued)

(7)	Includes 65,670 shares that Ms. Sinclair has the right to acquire within 60 days of March 3, 2008, pursuant to the exercise of stock options.

(8)	Includes 80,769 shares that Mr. Westerheide has the right to acquire within 60 days of March 3, 2008, pursuant to the exercise of stock options.

(9)	Includes shares held by certain directors and executive officers as custodians under Uniform Transfers to Minors Acts, by their spouses and children, and for the benefit of certain directors and executive officers as custodians under individual retirement accounts (“IRAs”), limited liability partnerships, and living trusts. Includes 637,592 shares that executive officers and directors have the right to acquire within 60 days of March 3, 2008, pursuant to the exercise of stock options. Does not include shares beneficially owned by Directors of SNB Bank of Wichita or Bank of Kansas who are not also directors of Southwest.
OWNERS OF MORE THAN 5% OF SOUTHWEST’S COMMON STOCK
     Beneficial owners of more than 5% of the common stock are required to file certain ownership reports under the federal securities laws. The following table shows the common stock beneficially owned by persons who have filed these reports reporting beneficial ownership that exceeds 5% of Southwest’s outstanding common stock at March 3, 2008.

	Amount and Nature	Percentage
	of Beneficial	of Shares
Name	Ownership(1)	Outstanding(2)
Polaris Capital Management, Inc. (3)	1,227,308	[8.55 ]%

(1)	Beneficial ownership is defined by rules of the Securities and Exchange Commission, and includes shares that the person has or shares voting or investment power. A decision to disclaim beneficial ownership or to include shares held by others is made by the shareholder, not by Southwest.

(2)	Calculated by Southwest based upon shares reported as beneficially owned by the listed persons and shares of Southwest common stock outstanding at March 3, 2008.

(3)	The address of Polaris Capital Management, Inc. is 125 Summer Street, Suite 1470, Boston, MA 02110.

COMPENSATION DISCUSSION AND ANALYSIS
Overview
     This Compensation Discussion and Analysis describes Southwest’s compensation philosophy, components, goals, and processes, including the methodology for determining executive compensation for Southwest’s Principal Executive Officer, Principal Financial Officer, and three most highly compensated other executive officers (the “Named Executive Officers”).
     The Compensation Committee, the CEO, and the full Board of Directors have important roles in the process of establishing executive officer compensation. As authorized by its charter, the Compensation Committee has engaged Amalfi Consulting (formerly the Compensation Group of Clark Consulting) to provide independent compensation information and advice. Amalfi Consulting reports directly to the Compensation Committee.
     Please refer to the Summary Compensation Table on page 20, which summarizes compensation for the Named Executive Officers for 2007 and 2006, and the detailed compensation disclosures under the heading “Executive Compensation” beginning on page 20.
Philosophy and Guiding Principles
     Southwest recognizes that the ability to retain and recruit executive officers is critical to the achievement of its annual and long range goals. Our executive compensation philosophy is intended to attract, motivate, and retain top executive talent, to link executive rewards with shareholder returns, to reward both short and long-term performance, to achieve strategic business objectives, and to provide incentives for better than target results.
     Southwest intends that total compensation and each of its components be market competitive and consistent with Southwest’s performance goals. The Compensation Committee assesses the competitiveness of the CEO’s total compensation and its components on an annual basis. This annual compensation review assesses the appropriateness of the mix of compensation components and considers comparisons of compensation levels and practices at Southwest versus a peer group of over 20 publicly traded bank holding companies. The peer group compensation data and other market compensation data is provided by the Committee’s independent compensation consultants. The CEO does not participate in the deliberation of his compensation.
     The components of total compensation are (a) base compensation (salary), (b) annual cash incentive compensation, (c) long-term incentive compensation in the form of stock based awards, and (d) executive benefits and perquisites. Southwest is guided by the following principles in establishing executive compensation. A discussion of each of these components begins on page 4.
•	Base compensation generally should be set at the approximate median level of its peers, subject to adjustment based on factors relating to an individual executive’s value and Board discretion.

•	A substantial part of potential total annual cash compensation should be in the form of cash incentive payments based upon the performance of Southwest and the officer. The CEO’s performance for annual cash incentive payments generally should be based upon Southwest’s performance.

•	Long-term incentive compensation should be provided through stock-based awards under Southwest’s shareholder approved stock-based plans. Annual grants of stock-based awards are based upon a percentage of salary that is determined by Southwest’s long-term performance over a three-year period.

•	The types and amounts of perquisites and benefits provided to the named executive officers should be comparable to peer levels.

•	Overall compensation should be comparable to peer levels, subject to differences in performance.
The Board may make exceptions to these principles in its discretion. (See “Board of Directors and Compensation committee Discretion; Adjustments” on page 18.
Base Compensation (Salary)
(Please see the “Salary” column in the “Summary Compensation Table” on page 20.
     The base compensation of the named executive officers is reviewed annually in December, and any changes are made effective on the following January 1st. Base compensation is intended to provide a predictable and stable source of income over the year, but is subject to increase or decrease at the discretion of the Board.
     The base compensation of the CEO is approved by the Board of Directors based upon the recommendation of the Compensation Committee. The base compensation of the other named executive officers is established by the Board based upon the recommendations of the CEO in connection with approval of the annual budget.
     Generally, the goal of the Committee is to maintain the annual base compensation levels for the CEO at approximately the median level of the peer group reflected in the report of the Compensation Consultant used by the Committee in its annual review, although the Committee may make discretionary adjustments. The CEO proposes the annual base compensation levels of the other named executive officers based upon data from those reports and the CEO’s consideration of the executive’s responsibilities, qualifications, experience, and performance as well as competitiveness factors. The increases in base compensation for 2007 are shown below.

	Base Salary		Increase
Name and Position	2007	2006	Amount	Percentage
Rick Green	$440,967	$408,967	$32,000	7.82%
President and Chief
Executive Officer
Kerby E. Crowell	249,000	235,000	14,000	5.96%
Executive Vice President,
Secretary and Chief Financial
Officer
Jerry Lanier	263,500	238,500	25,000	10.48%
Executive Vice President and
Chief Lending Officer
Kimberly G. Sinclair	215,500	203,500	12,000	5.90%
Executive Vice President and
Chief Administrative Officer
Charles H. Westerheide	210,000	186,042	23,958	12.88%
Executive Vice President and
Treasurer

     The Board has approved the following base compensation adjustments effective for the year 2008:

	Base Salary		Increase
Name and Position	2008	2007	Amount	Percentage
Rick Green	$470,967	$440,967	$30,000	6.80%
President and Chief
Executive Officer
Kerby E. Crowell	264,000	249,000	15,000	6.02%
Executive Vice President,
Secretary and Chief Financial
Officer
Jerry Lanier	286,000	263,500	22,500	8.54%
Executive Vice President and
Chief Lending Officer
Kimberly G. Sinclair	225,500	215,500	10,000	4.64%
Executive Vice President and
Chief Administrative Officer
Charles H. Westerheide	222,000	210,000	12,000	5.71%
Executive Vice President and
Treasurer
Annual Cash Incentive Compensation
(Please see the “Non-Equity Incentive Plan” column in the “Summary Compensation Table” on page 20.)
     Regular annual incentive compensation is paid in cash. It is designed to directly reward the achievement of key performance measures established for each year. Annual cash incentive compensation for the CEO is based upon the annual consolidated performance of Southwest in terms of actual versus targeted earnings per share growth, return on equity, and return on assets. Annual cash incentive compensation for the other named executive officers is based on a combination of consolidated performance and divisional or personal performance goals.
     Annual cash incentive compensation is calculated as a percentage of base compensation. The threshold, targeted, and maximum (superior) levels for each of these performance levels and the corresponding percentages of base compensation payable at those levels are determined each year following approval of the annual budget. However, the threshold, target, and maximum levels do not necessarily correspond to budgeted targets. The targets for Southwest consolidated performance to be used for annual incentive compensation calculations and the percentage payouts at threshold, target, and maximum performance levels are approved by the Board based upon the recommendation of the Compensation Committee. The following table shows the consolidated financial goals and actual performance for 2007.
2007 Targeted and Actual Company Performance

	Threshold	Target	Maximum	Actual
Earnings per share growth	10.06%	12.85%	20.11%	-18.44%
Return on equity	13.50%	13.84%	14.74%	10.19%
Return on assets	1.34%	1.37%	1.46%	0.94%
     Divisional and other performance factors for named executive officers other than the CEO are established by the CEO. Southwest does not provide earnings forecasts or guidance. The divisional performance factors for named executive officers are: Mr. Crowell-number of “road shows” (analyst and investor presentations) and on-schedule earnings releases; Mr. Lanier-nonperforming loans to loans, net charge-offs to average loans, average loans, net loan yield, and divisional other noninterest expense; Ms. Sinclair-mortgage net noninterest income or expense, student loan net income, service charge income, and average transaction accounts; and Mr. Westerheide-brokerage (investor services) net noninterest income or expense and consolidated net interest spread.
     The weights and payments as a percentage of base compensation for 2007 performance at the threshold, target, and maximum levels are shown below. These annual cash incentive payments were made in 2008. All of the 2007 cash incentives (bonuses) were substantially less than those paid for 2008, primarily as a result of the below-threshold performance of Southwest.
2007 Annual Incentive Compensation

	Mr.	Mr.	Mr .	Ms.	Mr.
	Green	Crowell	Lanier	Sinclair	Westerheide
Incentive Compensation Component Weights:
Southwest consolidated performance:
Earnings per share growth	60%	45%	45%	45%	45%
Return on equity	30%	23%	23%	23%	23%
Return on assets	10%	8%	8%	8%	8%

Subtotal	100%	75%	75%	75%	75%
Divisional goals	0%	25%	25%	25%	25%

Total	100%	100%	100%	100%	100%

Incentive payment as a percentage of base compensation at:
Maximum	70%	53%	53%	53%	53%
Target	40%	33%	33%	33%	33%
Threshold	20%	15%	15%	15%	15%

Actual incentive payment for 2007:
Percentage of base compensation:
Southwest consolidated performance	0.00%	0.00%	0.00%	0.00%	0.00%
Divisional goals	NA	10.69%	3.36%	7.49%	4.68%
Discretionary	18.14%	0.00%	15.61%	0.00%	0.00%

Total	18.14%	10.69%	18.97%	7.49%	4.68%

Amount	$80,000	$26,612	$50,000	$16,133	$9,830

     Discretionary Adjustments. The Compensation Committee and the CEO may recommend, and the Board may approve, discretionary adjustments in the calculated awards. Although the formula would not have provided a cash incentive payment for the CEO based upon 2007 performance measures, the Committee recommended and the Board approved, a discretionary bonus to the CEO of $80,000 based upon Southwest’s performance in loan growth (primarily in the strategically targeted markets in Texas) which more than offset the anticipated drop in student lending volume, the acquisition of Bank of Kansas, and improvements in support and control functions. The $80,000 payment was 18% percent of 2007 base compensation, compared to a 2006 cash incentive payment of $194,196, or 49% of base compensation. The CEO recommended and the Board approved a discretionary bonus to Mr. Lanier based upon loan growth and improvement in charge-offs in an amount sufficient to bring his total annual cash incentive compensation to $50,000. The $50,000 payment was 19% percent of 2007 base compensation, compared to a 2006 cash incentive payment of $68,679, or 29% of base compensation.
     2008 Awards. The annual cash incentive compensation awards for 2008 are currently intended to be calculated in the same manner as described in the table above.

Long-Term Incentive Compensation
(Please see the ‘Stock Awards” and “Option Awards” columns in the “Summary Compensation Table” on page 20, and the material under “Stock Option Plans” beginning on page 20.)
     Long-Term incentive compensation is paid through stock-based awards issued under Southwest’s Stock Option Plan. Southwest believes that granting stock-based awards is an effective way to align the interests of management with those of Southwest’s shareholders over time. All stock options are granted with an exercise price equal to the market price of common stock at the date of grant. The value of the equity awards granted is a percentage of base compensation for each named executive officer. The performance is determined by the average of Southwest’s consolidated performance, using the factors used for the corporate portion of the annual incentive awards, against target levels for the current year and the two preceding years (three-year average). The threshold, target, and maximum levels for the three-year average performance and the actual level for 2007 awards are shown below.
2007 Actual Company Performance for Long-Term Compensation Awards: 3 Year Average

	Threshold	Target	Maximum	Actual	Weights
Earnings per share growth	10.00%	12.00%	14.00%	0.59%	60.00%
Return on equity	14.31%	14.63%	15.07%	12.65%	30.00%
Return on assets	0.96%	0.98%	1.01%	1.04%	10.00%

					100.00%

If a measure is below the threshold it is not counted in the total. Accordingly, the earnings per share and return on equity performance were not counted for 2007, but the superior performance in return on assets was. The weighted performance results are multiplied by the percentages of base compensation , and the results are divided by the annual average of the daily high and low sales prices of Southwest common stock to calculate the number of stock awards to be given. The maximum percentage of base compensation that may be used is 150% for the CEO and 112.50% for other named executive officers. For 2007, the awards were as follows: [

	Mr .	Mr .	Mr .	Ms.	Mr.
	Green	Crowell	Lanier	Sinclair	Westerheide
Percentage of salary	15.00%	11.25%	11.25%	11.25%	11.25%
Stock awards at a price of $22.71	2,853	1,233	1,305	1,068	1,040
     The percentage of base compensation payable for each named executive officer and the form and terms of stock-based awards are approved by the Board based upon the recommendation of the Compensation Committee. In developing its recommendation the Committee considers the accounting and tax effects of the awards, and the potential dilutive effect of the awards on other shareholders. The long-term compensation awards for 2007 were determined at the [February 28, 2008], meetings of the Compensation Committee and the Board of Directors.
For information regarding the amounts of stock-based awards for 2006, paid in 2007, please see the table headed “Grants of Plan-Based Awards on page 21.
Benefits and Perquisites
(Please see the “Non-Equity Incentive Plan Compensation”, “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and “All Other Compensation” columns in the “Summary Compensation Table” on page 20, the material under “Other Compensation Plans” on page 24 and the material under “Nonqualified Deferred Compensation “ on page 24.)

     Benefits and perquisites are essential components of competitive total compensation. Southwest intends to provide benefits and perquisites that are competitive and consistent with prevailing industry practice. The named executive officers are eligible to participate in the benefit plans generally available to Southwest employees, including its tax qualified profit sharing plan. In addition, Mr. Green, Mr. Crowell, and Mr. Lanier participate in a non-qualified, unfunded “top hat” profit sharing plan that allows them to receive the same profit sharing percentage as other employees without regard to federal tax limitations. Mr. Green also has participated in a non-qualified, unfunded deferred compensation plan, under which he was eligible to defer all or part of his 2002 and 2003 cash compensation. The amount deferred earns interest each quarter at an annualized rate that is one percent less than the rate Stillwater National earned on average interest earning assets during the previous quarter.
Potential Change in Control Effects
(Please see the material under “Several Arrangements” on page 24.)
     Under Southwest’s Severance Compensation Plan, executive officers are entitled to lump-sum severance compensation upon a qualifying termination of service equal to a percentage of their respective total annual base compensation in effect at the date of termination. For purposes of the Severance Compensation Plan, a qualifying termination of service is defined as either an involuntary termination of service or a voluntary termination of service for good reason, in either case within two years following a change-in-control occurring after the effective date of the Severance Compensation Plan.
     The rights to change in control benefits under the Separation Agreements are dependent on a “double trigger,” that is, there must be both a change in control and a termination of employment without just cause or with good reason. The Compensation Committee believes these trigger provisions are reasonable and in the best interests of shareholders and should help to reduce potential mis-incentives for executives in the period in which a change in control is being evaluated and negotiated; and to avoid the potential double payment of executives who continue their employment after a change in control that could result from a single change in control trigger.
     All awards under Southwest’s Stock Option Plan become fully vested in the event of a change in control.
Board of Directors and Compensation Committee Discretion; Adjustments
     Additional performance bonuses, stock options, and other stock-based awards may be made within the discretion of the Compensation Committee and the Board of Directors. The Compensation Committee also may consider other factors, and may change the basis of assessing Southwest’s performance in the future, based upon Southwest’s annual or longer-term goals. Southwest’s compensation philosophy and its methodologies for determining compensation components are not a binding plan or contract that conveys rights to base compensation, annual cash incentive compensation, or grants of stock-based awards, all of which are discretionary. Southwest does not have a policy regarding adjustment or recovery of awards or payments if performance measures are restated or adjusted.
Compensation Consultants
     The Compensation Committee has engaged Amalfi Consulting (formerly the Compensation Group of Clark Consulting) to provide executive compensation advice to the Committee since 2003. This advice includes annual reviews of the overall compensation of executive officers and directors. These reviews evaluate total compensation and its components, including the individual compensation component mix. The annual compensation reviews provide analytical peer reviews and other data on market practices. The compensation reviews are also provided to the CEO for his use in developing compensation recommendations to the Board regarding the other named executive officers.

Peer Analysis
     The peer analysis described above is used as a general guide in assessing the competitiveness of Southwest’s executive compensation and is based upon compensation practices and levels of a group of publicly traded bank holding companies with assets of from $2.0 to $5.0 billion in Midwestern, Western, and Southern states that are current or possible markets for Southwest or where it may compete for executive or other senior officers. The median total assets for the group as of September 30, 2007, was $2.7 billion, compared to Southwest’s total assets at that date of $2.2 billion. The twenty-one members of the peer group used in the Committee’s December 2007 review of compensation were:

IBERIABANK Corporation	Midwest Banc Holdings, Inc.
PrivateBancorp, Inc.	First Financial Bankshares, Inc.
Sterling Bancshares, Inc.	Bank of the Ozarks, Inc.
1st Source Corporation	Old Second Bancorp, Inc.
First Busey Corporation	Centennial Bank Holdings, Inc.
Texas Capital Bancshares, Inc.	Great Southern Bancorp, Inc.
First Merchants Corporation	CoBiz Financial Inc.
Renasant Corporation	Home Bancshares, Inc.
Taylor Capital Group, Inc.	First Financial Corporation
First State Bancorporation	First Indiana Corporation
Integra Bank Corporation
The peer group included twenty-two organizations in the 2006 Compensation Committee review, but Prosperity Bancshares was removed for the 2007 review because its assets exceeded the $5 billion maximum.
Data for the Peer compensation reports prepared by Amalfi Consulting is derived primarily from proxy statements, which generally reflect compensation for the year prior to the year in which compensation reviews are conducted. For example, the review of compensation conducted in December 2007, which included a decision on base compensation to be paid for the year 2008, was based largely on the peer compensation paid or relating to 2006. The effect of this delay can be to understate the levels of peer based compensation, which do not reflect changes since the 2006 levels, compared to current Southwest based compensation. The Compensation Committee seeks to take this timing difference into account through estimating projected average increases with the assistance of Amalfi Consulting.
The measures used to assess Southwest’s performance relative to its peer group in the 2006 and 2007 consultant’s reports were net interest margin, efficiency ratio, return on average equity, earnings per share growth, and return on average assets for the nine months ended September 30, 2007 and for the full-year of 2006. The analysis also includes values for total return on a theoretical investment in the stock of each company over three years then ended.
COMPENSATION COMMITTEE REPORT
     We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in Southwest’s Annual Report on Form 10-K for the year ended December 31, 2007.

March ___, 2008	Russell W. Teubner, Chairman James E. Berry II John Cohlmia	David P. Lambert Linford R. Pitts Robert B. Rodgers

EXECUTIVE COMPENSATION
     The following table summarizes compensation earned by or awarded to Rick Green, Southwest’s, principal executive officer; Kerby E. Crowell, Southwest’s principal financial officer; and the three most highly compensated other executive officers for 2007 (the “Named Executive Officers”).
Summary Compensation Table

						Change in
						Pension
						Value and Non
					Non-Equity	qualified
			Stock		Incentive Plan	Deferred	All Other
Name and Principal			Awards	Option	Compensation	Compensation	Compensation
Position	Year	Salary	(1)	Awards (2)	(3)	Earnings (4)	(5)	Total

Rick Green	2007	440,967	32,123	36,402	80,000	37,164	79,178	705,833
President and Chief	2006	408,967	—	123,422	194,196	30,264	124,881	881,730
Executive Officer
Kerby E. Crowell	2007	249,000	—	52,632	26,612		39,259	367,503
Executive Vice President,	2006	235,000	—	54,016	87,059		59,748	435,823
Secretary and Chief Financial Officer
Jerry Lanier	2007	263,500	—	52,545	50,000		63,254	429,299
Executive Vice President and	2006	238,500	—	53,274	68,679		64,097	424,550
Chief Lending Officer
Kimberly G. Sinclair	2007	225,500	—	46,265	16,133		23,662	311,560
Executive Vice President and	2006	203,500	—	47,093	69,284		37,765	357,642
Chief Administrative Officer
Charles H. Westerheide	2007	222,000	—	41,679	9,830		23,537	297,046
Executive Vice President and	2006	186,042	—	40,677	73,108		44,759	344,586
Treasurer

(1)	Represents the expense recorded on the books of Southwest for restricted stock awards. See the discussion of restricted stock in Note ___to the Consolidated Financial Statements contained in Southwest’s 2007 Annual Report on Form 10-K.

(2)	Represents the expense recorded on the books of Southwest for option awards. See the discussion of equity award valuation in Note ___to the Consolidated Financial Statements contained in Southwest’s 2007 Annual Report on Form 10-K.

(2)	Represents the annual incentive compensation payments earned based upon annual performance.

(3)	Represents amounts earned under an unfunded, unqualified deferred compensation plan.

(4)	Includes annual contributions under Southwest’s qualified profit sharing plan of $22,505 (2007), and $27,011 (2006) per named executive officer; contributions under Southwest’s unfunded, unqualified supplemental profit sharing plan of $45,080 (2007) and $73,488 (2006) for Mr. Green, $11,670 (2007) and $18,435 (2006) for Mr. Crowell, $13,455 (2007) and $16,369 (2006) for Mr. Lanier and other perquisites and benefits individually less than $25,000, including country club dues, automobile usage, apartment rental for Mr. Lanier’s use while attending to business in Southwest’s Texas operations, and incremental cost of supplemental life, long-term care, and, other than for Mr. Green, long-term disability
Stock Option Plans. Southwest maintains stock option plans to attract, retain, and motivate key officers of Southwest and its subsidiaries by providing them with a stake in the success of Southwest as measured by the value of its shares.
The 1999 Stock Option Plan (the “1999 Option Plan”), which was approved by the shareholders at the 1999 Annual Meeting of Shareholders, as amended at the 2004 and 2007 Annual Meetings, authorizes the issuance of up to 1,960,000 shares of Common Stock, subject to certain adjustments for changes in Southwest’s capital structure. The 1999 Option Plan has a term of 10 years from its effective date February 18, 1999 after which date no stock options may be granted. As of December 31, 2007, options for 818,070 shares were outstanding under the 1999 Option Plan. The 1999 Option Plan replaced a plan adopted in 1994

(the “1994 Option Plan”), which was terminated except with respect to options that were outstanding on the plan’s termination date. As of December 31, 2007, options for 65,700 shares were outstanding under the 1994 Option Plan. The 1999 Option Plan and the 1994 Option Plan are referred to below as the “Option Plans.”
     The Option Plans provide for the grant of “incentive options” as defined in Section 422 of the Code. The 1999 Option Plan also provides for the grant of “non-incentive options”, restricted stock, and stock appreciation rights to directors, officers, and non-officer employees on terms and conditions established by the Stock Option Committee, which administers the Option Plans. The independent members of the Board of Directors acts as the Stock Option Committee. As of December 31, 2007, only stock option and restricted stock awards have been made under the Option Plans.
     Under the Option Plans, the maximum option term is 10 years from the date of grant. Options are granted with various vesting schedules and terms. The exercise price of a stock option may not be less than 100% of the fair market value of the Common Stock on the date of grant. The exercise price of stock options must be paid in full in cash or shares of Common Stock, or a combination of both. The Stock Option Committee has the discretion when making a grant of stock options under the 1999 Plan to impose restrictions on the shares to be purchased upon exercise of such options.
     The following table provides information regarding 2007 grants of equity plan based awards. All awards were made pursuant to Southwest’s 1999 Stock Option Plan.
Grants of Plan-Based Awards

		Estimated			Grant Date
		Future Payouts	Exercise or	Closing	Fair Value of
		Under	Base Price	Market Price	Stock and
	Grant	Equity Incentive	of Option	on Date of	Option
Name	Date	Plan Awards (1)	Awards(2)	Grant (2)	Awards
Rick Green	3/22/2007	$32,123	$26.395	$26.350	$96,368
Kerby E. Crowell	3/22/2007	14,196	26.395	26.350	51,064
Jerry Lanier	3/22/2007	37,422	26.395	26.350	51,830
Kimberly E. Sinclair	3/22/2007	31,922	26.395	26.350	44,221
Chares H. Westerheide	3/22/2007	29,192	26.395	26.350	40,430

(1)	Represents the remaining expense to be recognized on the award in future periods.

(2)	Pursuant to the terms of Southwest’s 1999 Stock Option Plan, the exercise prices of awards made in 2007 were based upon the average of the high and low sales prices on the NASDAQ National Market on the date of grant, rather than the closing prices. See Note ___to Southwest’s Consolidated Financial Statements included in its 2007 Annual Report on Form 10-K.

     The following table provides information regarding option exercises during 2007. None of the Named Executive Officers had outstanding restricted stock awards or stock appreciation rights during 2006.
Option Exercises

Option Awards
Number of Shares
	Acquired on	Value Realized on
Name	Exercise	Exercise
Rick Green	69,986	$595,392
Kerby E. Crowell	30,000	409,950
Jerry L. Lanier	—	—
Kimberly E. Sinclair	—	—
Charels H. Westerheide	—	—
     No stock appreciation rights (“SARs”) were exercised by the Named Executive Officers during 2006. No SARs were held by any Named Executive Officer at year-end. No options held by any Named Executive Officer repriced during Southwest’s last ten full years.
     The plan provides that all awards vest upon a change in control. If a change in control had occurred on the last business day of 2007, the spread value (that is, the excess of market value over exercise price) of the awards for which vesting was accelerated would have been $229,085 for Mr. Green, $256,231.73 for Mr. Crowell, $251,844 for Mr. Lanier, $231,924 for Ms. Sinclair, and $222,616 for Mr. Westerheide.

     The following table provided information regarding awards outstanding at December 31, 2007, under equity compensation plans consisting only of the 1994 stock option plan (expired but having outstanding options that may still be exercised) and the 1999 stock option plan, both of which were approved by shareholders.
Outstanding Equity Awards At December 31, 2007

	Option Awards
	Number of	Securities
	Securities	Underlying
	Underlying	Unexercised
	Unexercised	Options	Option	Option
	Options	Unexercisable	Exercise	Expiration
Name	Exercisable	(1)	Price	Date
Rick Green	21,822	—	$16.800	3/5/2009
	48,000	6,000	7.105	12/16/2009
	27,893	—	19.750	3/3/2010
	18,500	8,400	5.260	12/21/2010
	12,853	6,426	22.140	3/23/2011
Kerby Crowell	8,670	—	11.720	3/11/2008
	6,425	—	16.800	3/5/2009
	27,000	3,000	7.105	12/16/2009
	11,680	—	19.750	3/3/2010
	7,200	1,800	5.260	12/21/2010
	5,741	2,870	22.140	3/23/2011
	3,067	6,134	26.395	3/22/2012
Jerry Lanier	3,000	—	9.075	2/2/2008
	8,670	—	11.720	3/11/2008
	6,755	—	6.800	3/5/2009
	13,500	1,500	7.105	12/16/2009
	11,767	—	19.750	3/3/2010
	3,600	2,400	5.260	12/21/2010
	5,802	2,901	22.140	3/23/2011
	3,113	6,226	26.395	3/22/2012
Kimberly Sinclair	7,856	—	11.720	3/11/2008
	5,727	—	16.800	3/5/2009
	17,000	3,000	7.105	12/16/2009
	10,373	—	19.750	3/3/2010
	12,000	3,000	5.260	12/21/2010
	4,935	2,467	22.140	3/23/2011
	2,656	5,312	26.395	3/22/2012
Chuck Westerheide	6,340	—	11.720	3/11/2008
	4,809	—	16.800	3/5/2009
	27,000	3,000	8.665	2/18/2009
	13,500	1,500	7.105	12/16/2009
	8,542	—	19.750	3/3/2010
	9,600	2,400	5.260	12/21/2010
	4,081	2,040	22.140	3/23/2011
	2,429	4,856	26.395	3/22/2012
(continued)

(1)	Unexercisable options vest and expire on anniversaries of the dates of grant. The vesting dates for the unexercisable options shown above are provided below, shown by expiration date.
(2)

Expiration Date	Vesting of Unexercised Options
2/2/2008	All on 2/20/2007
2/18/2009	1/2 each on 2/18/2007 and 2008
12/16/2009	1/2 each on 12/16/2008 and 2009
3/3/2010	All on 3/3/2007
12/21/2010	1/3 each on 12/21/2007, 2008, and 2009
3/23/2011	1/2 each on 3/23/2007 and 2008
3/22/2012	1/2 on 3/22/2008 and 1/2 on 3/22/2009
Other Compensation Plans
     Southwest has established a deferred compensation plan for the benefit of Mr. Green and a Supplemental Profit Sharing Plan for the benefit of the Mr. Green, Mr. Crowell, and Mr. Lanier. Both plans are unfunded. The deferred compensation plan allows Mr. Green to make annual elections to defer all or part of annual cash compensation for the following year. Amounts deferred increase or decrease in each calendar quarter as though they were invested in a nondeposit account with an annualized return equal to one percentage point less than the annualized average interest rate earned by Stillwater National on average interest earning assets for the previous calendar quarter, or in a fund invested in Southwest common stock, as elected by Mr. Green. Under the Plan, accrued amounts are payable following separation of service from Stillwater National; the year in which Mr. Green reaches 72 years of age; or the year following the year in which Mr. Green reaches 72 years of age. Mr. Green elected not to defer compensation for any years since 2003. Mr. Green’s total earnings on the deferred balances were $37,164 in 2007. Mr. Green has elected not to defer compensation for 2008.
Nonqualified Deferred Compensation

					Aggregate
	Executive	Registrant	Aggregate	Aggregate	Balance at
	Contributions	Contributions	Earnings in	Withdrawals/	December 31,
Name (1)	in 2007	in 2007	2007 (2)	Distributions	2007
Rick Green	—	—	$37,164	—	$499,098

(1)	Only Mr. Green has participated in this plan.

(2)	Includes preferential interest of $___.
     Southwest accrues expense to the Supplemental Profit Sharing Plan in amounts sufficient to ensure that the participants obtain the same profit sharing contribution as a percentage of compensation as do other officers and employees of Southwest without regard to limitations of Southwest’s qualified Profit Sharing Plan. During 2007, the following amounts were accrued under the Supplemental Profit Sharing Plan: Mr. Green — $45,080; Mr. Crowell — $11,670; and Mr. Lanier - $13,455.
Severance Arrangements
     Under Southwest’s Severance Compensation Plan, executive officers are entitled to lump-sum severance compensation upon a qualifying termination of service equal to a percentage of their respective total annual base compensation in effect at the date of termination. For purposes of the Severance

Compensation Plan, a qualifying termination of service is defined as either an involuntary termination of service or a voluntary termination of service for good reason, in either case within two years following a change-in-control occurring after the effective date of the Severance Compensation Plan. Good reason would include: (i) a reduction in their base salary; (ii) their assignment without their consent to a distant location; (iii) the failure to maintain them in a position of comparable authority or responsibility; or (iv) a material reduction in their level of incentive compensation or benefits. A change-in-control is deemed to occur whenever: (i) any entity or person becomes the beneficial owner of or obtains voting control over 50% or more of the outstanding shares of common stock of either Southwest or Stillwater National; (ii) the shareholders of either Southwest or Stillwater National approve (a) a merger or consolidation in which Southwest or Stillwater National is not the survivor or pursuant to which the outstanding shares of either would be converted into cash, securities or other property of another corporation other than a transaction in which shareholders maintain the same proportionate ownership interests, or (b) a sale or other disposition of all or substantially all of the assets of either Southwest or Stillwater National; or (iii) there shall have been a change in a majority of the Boards of Directors of either Southwest or Stillwater National within a twelve-month period unless each new director was approved by the vote of two-thirds of the directors still in office who were in office at the beginning of the twelve-month period. The plan provides, however, that payment may not be greater than the amount that would be deductible for federal income tax purposes under Internal Revenue Code Section 280G after taking into consideration all payments covered by that section. Without consideration of such other payments, Mr. Green, Mr. Crowell, Mr. Lanier, Ms. Sinclair, and Mr. Westerheide would have received lump-sum severance payments of $1,296,000, $498,000, $527,000, $215,500, and $210,000, respectively, upon a qualifying termination of service if such termination had occurred on the last business day in 2007. These amounts are within the 280G limitations in effect on the last business day of 2007. However, the 280G limit provision of the Severance Plan could reduce the amount of payments Plan to the extent the cash payments plus the value of accelerated equity awards and other payments also covered by that section would exceed 280G limits.

PROPOSAL II—APPROVAL OF THE 2008 STOCK BASED AWARD PLAN
     At the Annual Meeting, the shareholders are being asked to approve the Southwest 2008 Stock Based Award Plan (the “2008 Stock Plan”). The 2008 Stock Plan replaces the Southwest, Inc. 1999 Stock Option Plan, as amended (the “1999 Plan”) upon the 2008 Stock Plan’s approval by shareholders of Southwest. Options issued under the 1999 Plan and Southwest’s 1994 Stock Option Plan will continue in effect and will be subject to the requirements of those plans, but no new options will be granted under them after the 2008 Stock Plan is approved by shareholders. The 2008 Stock Plan authorizes awards for up to [1,000,000] shares of Southwest common stock over its ten-year term. A copy of the 2008 Stock Plan is attached as Appendix A.
     The purposes of the 2008 Stock Plan is to advance the interests of Southwest and its shareholders by:
•	Providing means for Southwest to link a portion of the compensation of directors and selected key employees of Southwest, and its subsidiaries with the performance of Southwest Common Stock;

•	Authorizing awards of restricted stock and stock rights, which are offered by others in the financial services industry, in addition to stock options;

•	Providing additional incentive to directors and key employees of Southwest and its affiliates to promote the success of the business as measured by the value of its shares; and

•	Increasing the commonality of interests among directors, key employees and other shareholders.
     The Board of Directors believes that the availability of a stock based compensation program intended to provide directors and key employees with at least a moderate portion of their overall compensation package, and that will enable them to participate in the growth and prosperity of Southwest as reflected in the stock price, is necessary in order to attract and retain high caliber directors, officers, and employees in key positions. The Board of Directors also believes that such a plan is necessary to align the interests of such persons with the interests of Southwest’s shareholders, which will increase their incentive to improve Southwest’s performance.
Replacement of the 1999 Stock Option Plan
     The 1999 Stock option plan authorizes the issuance of up to 1,960,000 shares of Southwest common stock, and expires in 2009. As of December 31, 2007, options for approximately 818,070 shares were outstanding, and an additional 414,725 shares of common stock were available for future issuance. As noted above, if the 2008 Stock Plan is approved, no new awards will be made under the 1999 Plan.
Description of the 2008 Stock Plan
     Administration. The 2008 Stock Plan is administered by a committee (the “Committee”) of at least three members. All members of the Committee must be independent directors as defined in the Listing Standards. In the absence at any time of a duly appointed Committee, the Plan shall be administered by the members of the Board who are independent directors, acting as the Committee.
     Subject to the terms of the 2008 Stock Plan, the Committee has the authority to select participants and to grant options and other awards under the 2008 Stock Plan, to determine the terms of those awards, and otherwise to administer and interpret the 2008 Stock Plan. Decisions of the Committee are final and conclusive. Members of the Committee will be indemnified to the full extent permissible under Southwest’s

Articles of Incorporation and Bylaws in connection with any claims or other actions relating to any action taken under the 2008 Stock Plan. The Board currently intends to administer the Plan directly with the advice of the Compensation Committee, and Southwest’s independent compensation consultant.
     Types of Awards; Eligible Persons. The Committee may grant stock options, stock appreciation rights (“SARs”), restricted stock and restricted stock units under the 2008 Stock Plan to directors and key employees designated by the Committee. A total of 62 persons, including all of Southwest’s executive officers and all outside directors, currently participate in the 1999 Plan, and would become eligible to receive awards under the 2008 Stock Plan. The amount and value of awards that may be made in the future to directors and named executive officers are not yet determinable.
     Financial Effects of Awards. Southwest will receive no monetary consideration for the granting of awards under the 2008 Stock Plan. It will receive no monetary consideration other than the option price for shares of common stock issued to optionees upon the exercise of their options. It will receive no monetary consideration upon the exercise of SARs or the vesting of restricted stock.
     Shares Available for Grants. The 2008 Stock Plan reserves [1,000,000] authorized but unissued shares of common stock for issuance upon the exercise of options, SARs, or the grant of restricted stock, or Restricted Stock Units. In the event of any merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares or similar event in which the number or kind of shares is changed without receipt or payment of consideration by Southwest, the number and kind of shares of stock as to which options, SARs and restricted stock may be awarded under the 2008 Stock Plan, the affected terms of all outstanding options, SARs and shares of restricted stock, and the aggregate number of shares of common stock remaining available for grant under the 2008 Stock Plan will be adjusted. Generally, the number of shares as to which SARs are granted are charged against the aggregate number of shares available for grant under the 2008 Stock Plan, provided that, in the case of an SAR granted in conjunction with an option, under circumstances in which the exercise of the SAR results in termination of the option and vice versa, only the number of shares of common stock subject to the option shall be charged against the aggregate number of shares of common stock remaining available under the 2008 Stock Plan. If awards should expire, become unexercisable, or be forfeited for any reason without having been exercised or become vested in full, the shares of common stock subject to such awards shall, unless the 2008 Stock Plan shall have been terminated, be available for the grant of additional awards under the 2008 Stock Plan.
     Duration of the 2008 Stock Plan and Grants. The 2008 Stock Plan has a term of 10 years from the date of its approval by Shareholders, after which date no awards may be granted. The maximum term for an award is ten years from the date of grant, except that the maximum term of an ISO (and an SAR granted in tandem with an ISO) may not exceed five years if the optionee owns more than 10% of the common stock on the date of grant. The expiration of the 2008 Stock Plan, or its termination by the Committee, will not affect any award then outstanding.
     Repricing. No awards under the 2008 Stock Plan may be repriced or exchanged for awards with lower exercise prices without the approval of shareholders.
     Options. The exercise price of options may not be less than 100% of the fair market value of the common stock on the date of grant. In the case of an optionee who owns more than 10% of the outstanding common stock on the date of grant, the option price may not be less than 110% of fair market value of the shares. As required by federal tax laws, to the extent that the aggregate fair market value (determined when an ISO is granted) of the common stock with respect to which ISOs are exercisable by an optionee for the first time during any calendar year (under all stock plans of Southwest and of any subsidiary) exceeds

$100,000, the options will be treated as Non-ISOs, and not as ISOs. No person may be granted options to purchase more than [200,000] Shares in any calendar year.
     SARs. An SAR may be granted in tandem with all or part of any option granted under the 2008 Stock Plan or without any relationship to any option. An SAR granted in tandem with an ISO must expire no later than the ISO, must have the same exercise price as the ISO and may be exercised only when the ISO is exercisable and when the fair market value of the shares subject to the ISO exceeds the exercise price of the ISO. For SARs granted in tandem with options, the optionee’s exercise of the SAR cancels his right to exercise the option, and vice versa. Regardless of whether an SAR is granted in tandem with an option, exercise of the SAR will entitle the optionee to receive, as the Committee prescribes in the grant, all or a percentage of the difference between (i) the fair market value of the shares of common stock subject to the SAR at the time of its exercise, and (ii) the fair market value of such shares at the time the SAR was granted (or, in the case of SARs granted in tandem with options, the exercise price). This difference is payable in cash or common stock or a combination of cash and stock as determined by the Committee. The exercise price as to any particular SAR shall not be less than the fair market value of the optioned shares on the date of grant.
     Exercise of Options and SARs. The exercise of options and SARs will be subject to the terms and conditions established by the Committee in a written agreement between the Committee and the optionee. In the absence of Committee action to the contrary: (A) an otherwise unexpired ISO shall cease to be exercisable upon (i) an employee’s termination of employment for “just cause” (as defined in the 2008 Stock Plan), (ii) the date three months after an employee terminates service for a reason other than just cause, death, or disability, or (iii) the date one year after an employee terminates service due to disability, or two years after termination of such service due to his death; (B) an unexpired Non-ISO shall cease to be exercisable upon (i) an employee’s termination of employment for “just cause” (as defined in the 2008 Stock Plan), (ii) a director’s removal from the board of Southwest or Southwest Bank, (iii) the date three months after an employee or director terminates service for a reason other than just cause, removal, death, or disability, or (iv) the date one year after an employee terminates service due to disability, or two years after termination of such service due to his death. Notwithstanding the provisions of any option which provides for its exercise in installments as designated by the Committee, such option shall become immediately exercisable upon the optionee’s death or permanent and total disability. Although directors and executive officers of Southwest generally would be prohibited from profiting from certain purchases and sales of shares within any six-month period under the federal securities laws, they generally will not be prohibited by such laws from exercising options and immediately selling the shares they receive, provided at least six months elapses between the grant of the option and the sale of the common stock purchased on exercise of the option. As a result, officers, like Southwest’s and its affiliates’ other participating employees, generally will be permitted to benefit in the event the market price for the shares exceeds the exercise price of their options, without being subject to loss in the event the market price falls below the exercise price.
     An otherwise exercisable SAR may be exercised only during the period beginning on the third business day following the release for publication of Southwest’s quarterly or annual financial information, and ending on the twelfth business day following such date. In no event, however, will any option or SAR be exercisable after its expiration date, as to fractional shares of common stock, or prior to the optionee’s satisfaction of any income tax withholding requirements.
     A participant may exercise options or SARs, subject to provisions relative to their termination and limitations on their exercise, only by (i) written notice of intent to exercise the option or SAR with respect to a specified number of shares of common stock, and (ii) in the case of options, payment to Southwest (contemporaneously with delivery of such notice) in cash, in common stock, or a combination of cash and common stock, of the amount of the exercise price for the number of shares with respect to which the option is then being exercised. Common stock utilized in full or partial payment of the exercise price for options shall be valued at its market value at the date of exercise.
     Restricted Stock and Restricted Stock Units. The Committee has discretion at the time of making a restricted stock grant to determine a period of up to five years during which the shares granted will be subject to restrictions, and the conditions that must be satisfied in order for the shares of restricted stock to become unrestricted (i.e., vested and nonforfeitable). For example, the Committee may condition vesting upon a grantee’s continued employment or upon the grantee’s attainment of specific corporate, divisional, or individual performance standards or goals. However, the minimum vesting period for restricted stock is three years if the vesting is based solely on the passage of time and continued employment, although vesting may occur ratably over such period; and the minimum measurement date for vesting of restricted stock based upon performance criteria is one year.
     The Committee shall determine the percentage of the award of restricted stock which shall vest in the event of death, disability, or retirement prior to the expiration of the restriction period or the satisfaction of the restrictions applicable to an award of restricted stock. Neither Stock Option Committee nor the Board will have the authority, without shareholder approval, to accelerate the vesting period of restricted stock other than in the event of a change in control of Southwest or the death, disability, retirement, or termination of employment of the participant.
     Until a grantee’s interest vests, his or her restricted stock is nontransferable and forfeitable. Nevertheless, the grantee is entitled to vote the restricted stock and to receive dividends and other distributions made with respect to the restricted stock. To the extent that a grantee becomes vested in his or her restricted stock at any time during the restriction period and has satisfied applicable income tax withholding obligations, Southwest will deliver unrestricted shares of common stock to the grantee. At the end of the restriction period, the grantee will forfeit to Southwest any shares of restricted stock as to which he or she did not earn a vested interest during the restriction period.
     Restricted stock units vest in based upon terms determined by the Committee, as in the case of restricted stock, but are payable in stock or cash upon vesting based upon the market value of the stock at that time. Recipients of restricted stock units do not have voting rights or receive dividends.
Performance Based Awards
     The Committee may determine to grant performance stock awards of common stock which will vest upon the achievement or performance goals established by the Committee. No performance stock award may have a market value of greater than $[2,500,000] at the date of award. The goals may be based upon the attainment of one or more of the following business criteria: the goals may be based upon the attainment of one or more of the following business criteria (determined either in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies): stock price; earnings per share; stock total return; and consolidated or business unit: net income, pre-tax net income, return on average equity, return on average assets, loan or deposit growth, net interest margin or spread, net loan yield, charge-offs, problem asset levels, operating expenses, numbers of transaction accounts, and efficiency ratio. The Committee may adjust the performance goals based upon factors it deems appropriate, such as the costs of business restructuring, unusual events, and changes in tax law or accounting principles. The Committee also may base vesting of options, other restricted stock, or stock appreciation rights upon attainment of goals as well as the passage of time.

     Change in Control. Upon a change in control, all options and SARs are immediately exercisable and fully vested, and all shares of restricted stock and all restricted stock units become fully vested. At that time, the Committee may grant the optionee the right to receive a cash payment in an amount equal to the excess of the market value of the shares subject to an option over the exercise price of the option. If there is (i) a liquidation or dissolution of Southwest, (ii) a merger or consolidation in which Southwest is not the surviving entity; or (iii) the sale or disposition of all or substantially all of Southwest’s assets, then all of the outstanding options must be surrendered in return for options for shares of the acquiring company, shares of the acquiring company with a market value equal to the excess of the market value of the shares subject to option on the date of the transaction over the exercise price of the option, or cash equal to the excess of the market value of the shares subject to option on the date of the transaction over the exercise price of the option, as determined by the Committee. In no event, however, may an option be exchanged for cash or an SAR exercised within the six-month period following the date of its grant.
     A change in control under the 2008 Stock Plan means any one of the following events: (1) the date any entity or person, including a group as defined in Section 13(d)(iii) of the Securities Exchange Act of 1934 shall become the beneficial owner of, or shall have obtained voting control over, 50 percent or more of the outstanding common shares of either Southwest or Stillwater National; (2) the date the shareholders of either Southwest or Stillwater National approve a definitive agreement (A) to merge or consolidate either Southwest or Stillwater National with or into another corporation in which either Southwest or Stillwater National, respectively, is not the continuing or surviving corporation or pursuant to which any common shares of either Southwest or Stillwater National would be converted into cash, securities, or other property of another, other than a merger of either Southwest or Stillwater National in which holders of common shares immediately prior to the merger have the same proportionate interest of common stock of the surviving corporation immediately after the merger as immediately before, or (B) to sell or otherwise dispose of substantially all of the assets of either Southwest or Stillwater National; or (3) the date there shall have been change in a majority of the Board of either Southwest or Stillwater National within a 12 month period unless the nomination of each new director was approved by the vote of two-thirds (2/3) of directors then still in office who were in office at the beginning of the 12 month period. The Committee shall determine whether a Change in Control has occurred. The decision of the Committee as to whether a change in control has occurred or an offer to effect a change in control has been received is conclusive and binding.
     Although these provisions are included in the 2008 Stock Plan primarily for the protection of an employee-optionee in the event of a change in control of Southwest, they may also be regarded as having a takeover defensive effect, which may reduce Southwest’s vulnerability to hostile takeover attempts and certain other transactions which have not been negotiated with and approved by the Board.
     Nontransferability. ISOs may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, or pursuant to the terms of a qualified domestic relations order. Other awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, pursuant to the terms of a qualified domestic relations order, or, in the sole discretion of the Committee, in connection with a transfer for estate or retirement planning purposes to a trust established for such purposes.
     Conditions on Issuance or Sale of Shares. The Committee has the authority to impose restrictions on shares issued under the 2008 Stock Plan that it deems appropriate or desirable, including the authority to impose a right of first refusal or to establish repurchase rights or both of these restrictions. The Committee may not issue shares unless the issuance complies with applicable securities laws, and to that end may require that an optionee or grantee make certain representations or warranties. In addition, no shares that have been acquired upon exercise of an option may be sold or otherwise disposed of (except by gift or upon death) before the end of a six-month period that begins on the date the option was granted. No unvested performance stock awards may be transferred.
     Amendment and Termination of the 2008 Stock Plan. The Board may from time to time amend the terms of the 2008 Stock Plan and, with respect to any shares at the time not subject to options, suspend or terminate the 2008 Stock Plan. Shareholder approval is required for an amendment that would increase the number of shares subject to the 2008 Stock Plan or that would extend the term of the 2008 Stock Plan. No amendment, suspension or termination of the 2008 Stock Plan will, without the consent of any affected holders of an option, alter or impair any rights or obligations under the option.
Federal Income Tax Consequences
     ISOs. Options may be either incentive stock options (“ISOs”) as defined in Section 422 of the Internal Revenue Code (the “Code”), or options that are not ISOs (“Non-ISOs”). Directors who are not employees are not eligible to receive ISOs. An employee recognizes no taxable income upon the grant of ISOs. If the optionee holds the option shares for at least two years from the date the ISO is granted and one year from the date the ISO is exercised, any gain realized on the sale of the shares received upon exercise of such ISO is taxed as long-term capital gain. However, the difference between the fair market value of the stock at the date of exercise and the exercise price of the ISO will be treated as an item of tax preference in the year of exercise for purposes of the alternative minimum tax. If the employee disposes of the shares before the expiration of either of the special holding periods, the disposition is a “disqualifying disposition.” In this event, the employee will be required, at the time of the disposition of the stock, to treat the lesser of the gain realized or the difference between the exercise price and the fair market value of the stock at the date of exercise as ordinary income and the excess, if any, as capital gain.
     Southwest will not be entitled to any deduction for federal income tax purposes as the result of the grant or exercise of an ISO, regardless of whether or not the exercise of the ISO results in liability under the alternative minimum tax. However, if the employee has ordinary income taxable as compensation as a result of a disqualifying disposition, Southwest will be entitled to deduct an equivalent amount, subject to federal income tax limitations on annual executive compensation deductions.
     Non-ISOs. In the case of a Non-ISO, an optionee will recognize ordinary income upon the exercise of the Non-ISO in an amount equal to the difference between the fair market value of the shares on the date of exercise and the option price (or, if the optionee is subject to certain restrictions imposed by the federal securities laws, upon the lapse of those restrictions unless the optionee makes a special tax election within 30 days after the date of exercise to have the general rule apply). Upon a subsequent disposition of such shares, any amount received by the optionee in excess of the fair market value of the shares as of the exercise will be taxed as capital gain. Southwest will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income recognized by the optionee in connection with the exercise of a Non-ISO, subject to federal income tax limitations on annual executive compensation deductions.
     SARs. The grant of an SAR has no tax effect on the optionee or Southwest. Upon exercise of the SARs, however, any cash or common stock received by the optionee in connection with the surrender of his or her SAR will be treated as compensation income to the optionee, and Southwest will be entitled to a business expense deduction for the amounts treated as such compensation income, subject to federal income tax limitations on annual executive compensation deductions.

     Restricted Stock, Restricted Share Units, Performance Stock. The grant of restricted stock, performance stock, or restricted stock units has no tax effect on Southwest or the grantee. When the shares become vested pursuant to the restricted stock award, the grantee will recognize ordinary income equal to the fair market value of the shares delivered to him or her, or the amount of cash paid, under the restricted stock award, and Southwest will be entitled to a business expense deduction in the same amount, subject to federal income tax limitations on annual executive compensation deductions. The Plan’s requirements for options and performance stock awards are intended to qualify these awards as performance-based compensation under Section 162m of the Internal Revenue Code, so that the amount of Southwest’s compensation deduction would not be subject to the $1 million limit otherwise imposed by that section.
Recommendation and Vote Required
     Approval of the 2008 Stock Plan requires the favorable vote of a majority of the votes represented at the Annual Meeting (assuming a quorum of a majority of the outstanding shares of common stock is present).
     The Board recommends a vote “FOR” approval of the 2008 Stock Plan.
PROPOSAL III—APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF
INCORPORATION TO PROVIDE FOR THE ANNUAL ELECTION OF ALL
DIRECTORS
     Your Board of Directors has approved an amendment to Southwest’s Certificate of Incorporation to provide for the election of directors to one-year terms rather than three-year terms, as now provided, beginning with the 2009 Annual Meeting.
     The Board of Directors is now divided into three classes, and members of each class are elected to serve for staggered three-year terms. The amendment, if adopted, would result in the directors elected at the 2009 annual meeting and thereafter being elected to one-year terms, but would not shorten the existing term of any director elected prior to the 2009 annual meeting. Accordingly, directors elected at the 2008 annual meeting will be elected to three-year terms, expiring at the 2011 annual meeting. The terms of the directors elected at the 2006 annual meeting will continue to expire at the 2009 annual meeting, and the terms of the directors elected at the 2007 annual meeting will continue to expire at the 2010 annual meeting.
     The Board considered the advantages of both classified and declassified boards. A classified board of directors can promote continuity and enhance the stability of the board, encourage a long-term perspective on the part of directors and reduce a company’s vulnerability to coercive takeover tactics. The Board recognized these advantages but also noted the potential advantages to shareholders of the ability to evaluate all directors annually and of the effects of the substantial trend toward adoption of annual election of all directors by publicly traded companies based upon corporate governance considerations.
     Approval of the amendment will result in an amendment of Article X of the Certificate of Incorporation. A copy of Article X as it is proposed to be amended is attached to this proxy statement as Appendix B. If the proposed amendment is not approved, the Board of Directors will remain classified.
Recommendation and Vote Required
     Approval of the amendment of our Amended and Restated Certificate of Incorporation requires the favorable vote of at least 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

     The Board of Directors recommends that you vote FOR approval of the amendment of the Certificate of Incorporation.
CERTAIN TRANSACTIONS
     Southwest’s banking subsidiaries have and expect to have in the future, banking and other transactions with certain officers and directors of Southwest and its subsidiaries and with greater than 5% shareholders of Southwest and their immediate families and associates. These transactions are in the ordinary course of business, and loans have been and will be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of Southwest’s management, these loans did not involve more than normal risk of collectibility or present other unfavorable features.
     Under written policy adopted by resolution of the Board of Directors, (i) extensions of credit from banking subsidiaries of Southwest to executive officers, directors, or principal shareholders, must be approved by the independent directors on the Director’s Loan Review Committee and must meet the procedural and financial requirements of Regulation O of the Board of Governors of the Federal Reserve System. Transactions with executive officers and directors are required to be approved in advance by the independent directors’ and (ii) other transactions between Southwest and any of its subsidiaries and executive officers, directors, or principal shareholders, must be approved by the independent directors. These other transactions include any financial transactions, arrangements, or relationships, regardless of dollar amount, other than an extension of credit.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Based on Southwest’s review of the copies of initial statements of beneficial ownership on Form 3 and reports of changes in beneficial ownership on Form 4 that it has received in the past year, all directors, executive officers, and beneficial owners of more than 10% of its common stock have timely filed those reports with respect to 2007. The type and number of late filings are shown in parentheses. Southwest makes no representation regarding persons who have not identified themselves as being subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, or as to the appropriateness of disclaimers of beneficial ownership.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
     A representative of Ernst & Young LLP, Southwest’s independent certified public accounting firm, is expected to be present at the Annual Meeting to respond to shareholders’ questions and will have the opportunity to make a statement.
Fees
     The following table presents fees for professional audit services rendered by Ernst & Young, LLP for the audit of the annual financial statements of Southwest Bancorp, Inc. and subsidiaries for the year ended December 31, 2006, and 2007, and fees billed for other services rendered by Ernst & Young.

	2007	2006
Audit Fees (1)	$588,740	$585,989
Audit-Related Fees	—	—
Tax Services	—	—

Total	$588,740	$585,989

(1)	Audit fees consist of fees and expenses for professional services rendered for the audit of Southwest’s consolidated financial statements, for review of financial statements included in Southwest’s quarterly reports on Form 10-Q, and for other services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements. Includes fees and expenses for services rendered for the years shown regardless of when the fees and expenses were billed.
Preapproval of Services
     The Audit Committee is required to preapprove all auditing services and permitted non-audit services provided by Southwest’s independent registered public accounting firm, under Securities and Exchange Commission regulations that became effective in May 2004. There is an exception for preapproval of nonaudit services if the aggregate amount of all such non-audit services provided to Southwest constitutes not more than 5 percent of the total amount of revenues paid by it to its independent registered public accounting firm during the fiscal year in which the non-audit services are provided; such services were not recognized by Southwest at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the committee and approved prior to the completion of the audit by the committee or by one or more members of the committee to whom authority to grant such approval has been delegated by the committee. All audit services and permitted non-audit services to be performed by Southwest’s independent auditor have been preapproved by the Audit Committee as required by Securities and Exchange Commission regulations and the Audit Committee’s charter without exception.

REPORT OF THE AUDIT COMMITTEE
     The Southwest Audit Committee oversees and reports to the Board of Directors regarding accounting and financial reporting processes, the audits of the financial statements, the qualifications and independence of the independent registered public accounting firm engaged to provide independent audits and related services, and the performance of the internal audit function and independent registered public accounting firm; and also performs the other duties of the committee specified by federal securities laws and regulations, the Federal Deposit Insurance Act and related regulations, the Listing Standards and its charter. The Committee (1) has reviewed and discussed the audited financial statements included in Southwest’s 2007 Annual Report on Form 10-K with management; (2) has discussed with independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards 61; and (3) has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, and has discussed independence with the independent registered public accounting firm. Based upon this review, discussion, disclosures, and materials described in (1) through (3), the Committee recommended to the Board of Directors that the audited financial statements be included in the 2007 Annual Report and Form 10-K. The Committee also has considered whether the amount and nature of non-audit services rendered by the independent accountant are consistent with its independence.

March ___, 2008	Linford R. Pitts, Chairman
Joe Berry Cannon
David S. Crockett, Jr.
James J. Johnson
Robert B. Rodgers
Russell W. Teubner
CODE OF ETHICS
     The Board of Directors of Southwest has adopted a code of ethics that applies to all directors, officers, and employees of Southwest and its consolidated subsidiaries. This code, which fulfills the requirements of the Listing Standards and the criteria established by applicable SEC regulations, is available through the governance area of Southwest’s website at www.oksb.com.
OTHER MATTERS
     The Board is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement and matters incident to the conduct of the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted as determined by a majority of the Board of Directors.
SHAREHOLDER PROPOSALS AND COMMUNICATIONS
     Any shareholder proposal to take action at the year 2009 Annual Meeting of Shareholders must be received at Southwest’s executive office at 608 South Main Street, Stillwater, Oklahoma 74074 no later than November 14, 2008, in order to be eligible for inclusion in Southwest’s proxy materials for that meeting, unless the date of the 2009 annual meeting is more than 30 days from April 24, 2009, in which case the deadline is a reasonable time before Southwest begins to print and send proxy materials. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934. Under Southwest’s Certificate of Incorporation, a shareholder proposal or nomination for director may be eligible for consideration at an annual or special meeting if written notice is delivered or mailed to the Secretary not less than thirty days nor more than sixty days before the meeting, provided that, if less than forty days notice of the meeting has been given, such written notice may be delivered or mailed by the close of the tenth day after the date notice of the meeting was mailed. Such notices also must include information required by and comply with procedures established by the Certificate of Incorporation.
     Southwest’s shareholders may communicate with the board of directors or any individual director by addressing correspondence to the board or such director in care of the Secretary at Southwest’s main office by mail, courier, or facsimile or by e-mail through Southwest’s “contact us” button on the Investor Relations area of its website at www.oksb.com.
     The board of directors believes it is important for all directors to attend the annual meeting of shareholders in order to show their support for Southwest and to provide an opportunity for shareholders to express any concerns to them. Southwest has adopted a policy that all directors should attend each annual meeting of shareholders unless they are unable to attend by reason of personal or family illness or pressing matters.
2007 ANNUAL REPORT TO SHAREHOLDERS
     Southwest’s 2007 Annual Report on Form 10-K and Annual Report to Shareholders, including consolidated financial statements, has been mailed to all shareholders of record as of the close of business on the Record Date. Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to the Secretary. The Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.
BY ORDER OF THE BOARD OF DIRECTORS
KERBY E. CROWELL
SECRETARY
Stillwater, Oklahoma
March 14, 2008
ANNUAL REPORT ON FORM 10-K
     A copy of Southwest’s Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission will be furnished without charge to shareholders as of the record date upon written request to: Kerby E. Crowell, Southwest Bancorp, Inc., P.O. Box 1988, Stillwater, Oklahoma 74076.

SOUTHWEST BANCORP, INC.
2008 STOCK BASED AWARD PLAN
1.	Purpose of the Plan.
(a)	The purpose of this Southwest Bancorp, Inc. 2008 Stock Based Award Plan (the “Plan”) is to advance the interests of Southwest by providing directors and selected key Employees of Stillwater National, Southwest, and their Affiliates with the opportunity to acquire a proprietary interest in Southwest. By encouraging stock ownership and granting awards whose value is based upon stock performance, Southwest seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility; to provide additional incentive to directors and key Employees of Southwest or any Affiliate to promote the success of the business as measured by the value of its shares; and generally to increase the commonality of interests among directors, key employees and other shareholders.

(b)	The Plan is intended to replace the Southwest Bancorp, Inc. 1999 Stock Option Plan (the “1999 Plan”) upon this Plan’s approval by shareholders of Southwest. Options issued under the 1999 Plan will continue in effect and will be subject to the requirements of the 1999 Plan, but no new options will be granted under the 1999 Plan after this Plan is approved by shareholders. Options granted under the Southwest Bancorp, Inc. 1994 Stock Option Plan (the “1994 Plan”), which was replaced by the 1999 Plan, will continue in effect and will be subject to the requirements of the 1994 Plan.

(c)	The Plan is not intended as an agreement or promise of employment. Neither the Plan, nor any Option granted pursuant to the Plan, confers on any person any right to continue in the employ of Southwest. The right of Southwest, Stillwater National, or any of their affiliates to terminate the employment of an Employee is not limited by the Plan or by any Award granted pursuant to the Plan unless such right is specifically described by the terms of any such Award.
2.	Definitions.
(a)	“Affiliate” shall mean any “parent corporation” or “subsidiary corporation” of Southwest, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

(b)	“Agreement” shall mean a written agreement entered into in accordance with Paragraph 5(c).

(c)	“Awards” shall mean, collectively, Options, SARs, Restricted Stock, Restricted Stock Units, and Performance Stock Units unless the context clearly indicates a different meaning.

(d)	“Award Shares” shall mean Shares subject to an Award granted pursuant to this Plan.

(e)	“Board” shall mean the Board of Directors of Southwest.

(f)	“Change in Control” shall mean: (i) the date any entity or person, including a group as defined in Section l3(d)(iii) of the Securities Exchange Act of 1934 shall become the beneficial owner of, or shall have obtained voting control over, 50 percent or more of the outstanding common shares of either Southwest or Stillwater National; (ii) the date the shareholders of either Southwest or Stillwater National approve a definitive agreement (A) to merge or consolidate either Southwest or Stillwater National with or into another corporation in which either Southwest or Stillwater National, respectively, is not the continuing or surviving corporation or pursuant to which any common shares of either Southwest or Stillwater National would be converted into cash, securities, or other property of another, other than a merger of either Southwest or Stillwater National in which holders of common shares immediately prior to the merger have the same proportionate interest of common stock of the surviving corporation immediately after the merger as immediately before, or (B) to sell or otherwise dispose of substantially all of the assets of either Southwest or Stillwater National; or (iii) the date there shall have been change in a majority of the Board of either Southwest or Stillwater National within a 12 month period unless the nomination of each new director was approved by the vote of two-thirds (2/3) of directors then still in office who were in office at the beginning of the 12 month period. The Committee shall determine whether a Change in Control has occurred. The Committee’s decision is discretionary and shall be conclusive and binding.

(g)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(h)	“Committee” shall mean the Stock Option Committee appointed by the Board in accordance with Paragraph 5(a) hereof.

(i)	“Common Stock” shall mean the common stock, par value $1.00 per share, of Southwest.

(j)	“Continuous Service” shall mean the absence of any interruption or termination of service as an Employee of Southwest or any present or future Affiliate. Continuous Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by Southwest or in the case of transfers between payroll locations of Southwest or among Southwest, Stillwater National, or any other Affiliate.

(k)	“Disability” shall mean a determination by the Committee that a Participant is “disabled” within the meaning of Section 409A(a)(2)(C) of the Code. Notwithstanding the foregoing, in the case of an Incentive Stock Option, the term “Disability” for purposes of the preceding sentence shall have the meaning given to it by Section 422(c)(6) of the Code.

(l)	“Effective Date” shall mean the date specified in Paragraph 14 hereof.

(m)	“Employee” shall mean any person employed by Southwest or by an Affiliate.

(n)	“Exercise Price” shall mean the price per Optioned Share at which an Option or SAR may be exercised.

(o)	“Independent Director” shall have the meaning established in the listing standards of the NASDAQ Stock Market, Inc., or of such exchange on which the Common Stock is principally traded.

(p)	“ISO” means an option to purchase Common Stock which meets the requirements set forth in the Plan, and which is intended to be and is identified as an “incentive stock option” within the meaning of Section 422 of the Code.

(q)	“Market Value” shall mean the fair market value of the Common Stock, as determined under Paragraph 7(b) hereof.

(r)	“Non-Employee Director” means any member of the Board who, at the time discretion under the Plan is exercised, is a “Non-Employee Director” within the meaning of Rule 16b-3.

(s)	“Non-ISO” means an option to purchase Common Stock which meets the requirements set forth in the Plan but which is not intended to be and is not identified as an ISO, except in the circumstance described in Section 6(b) of the Plan.

(t)	“Option” means an ISO and/or a Non-ISO.

(u)	“Outstanding Shares” shall mean the total shares of Common Stock which have been issued and which (a) are not held as treasury shares, and (b) have not been cancelled or retired by Southwest.

(v)	“Parent” shall mean any present or future corporation that would be a “parent corporation” as defined in Subsections 424(e) and (g) of the Code.

(w)	“Participant” shall mean any person who receives an Award pursuant to the Plan.

(x)	“Performance Based Award” shall mean an Award of Shares subject to restriction which vests during a Performance Period based on specific corporate, divisional, or individual performance standards or goals as provided in Paragraph 11.

(y)	“Plan” shall mean the Southwest Bancorp, Inc. 2008 Stock Based Award Plan.

(z)	“Restricted Stock” means Common Stock which is subject to restrictions against transfer and forfeiture and such other terms and conditions determined by the Committee, as provided in Paragraph 10.

(aa)	“Restricted Stock Unit” shall mean an Award subject to restrictions that is payable upon vesting in cash or Shares as provided in Paragraph 9.

(bb)	“Rule 16b-3” shall mean Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

(cc)	“SAR” (or “Stock Appreciation Right”) means a right to receive the appreciation in value, or a portion of the appreciation in value, of a specified number of shares of Common Stock.

(dd)	“Share” shall mean one share of Common Stock.

(ee)	“Southwest” shall mean Southwest Bancorp, Inc.

(ff)	“Stillwater National” shall mean Stillwater National Bank & Trust Company.

(gg)	“Subsidiary” shall mean any present or future corporation which would be a “subsidiary corporation” as defined in Subsections 424(f) and (g) of the Code.

(hh)	“Transaction” means (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity; or (iii) the sale or disposition of all or substantially all of the Company’s assets.
3.	Term of the Plan and Awards.
(a)	Term of the Plan. The Plan shall continue in effect for a term of ten years from the Effective Date, unless sooner terminated pursuant to Paragraph 18 hereof. No Award shall be granted under the Plan after ten years from the Effective Date.

(b)	Term of Awards. The term of each Award granted under the Plan shall be established by the Committee, but shall not exceed 10 years; provided, however, that in the case of an Employee who owns Shares representing more than 10% of the outstanding shares of Common Stock at the time an ISO is granted, the term of such ISO shall not exceed five years.

(c)	Termination of service and Vesting. Any Awards that are not vested on the date of termination of service shall expire on such date.
4.	Shares Subject to the Plan.
(a)	General Rule. Except as otherwise required by the provisions of Paragraph 12 hereof, the aggregate number of Shares deliverable pursuant to Awards shall not exceed [1,000,000] Shares. Shares issued under the Plan may either be authorized but unissued Shares or Shares held in treasury. If Awards should expire, become unexercisable or be forfeited for any reason without having been exercised or become vested in full, the Optioned Shares shall, unless the Plan shall have been terminated, be available for the grant of additional Awards under the Plan, provided that in not even may shares issuable upon the exercise of ISO granted under the Plan exceed 1,000,000 Shares, subject to adjustment as provided in Paragraph 13.

(b)	Special Rule for SARs. The number of Shares with respect to which an SAR is granted, but not the number of Shares which Southwest delivers or could deliver to an Employee or individual upon exercise of an SAR, shall be charged against the aggregate number of Shares remaining available under the Plan; provided, however, that in the case of an SAR granted in conjunction with an Option, under circumstances in which the exercise of the SAR results in termination of the Option and vice versa, only the number of Shares subject to the Option shall be charged against the aggregate number of Shares remaining available under the Plan. The Shares involved in an Option as to which option rights have terminated by reason of the exercise of a related SAR, as provided in Paragraph 9 hereof, shall not be available for the grant of further Options under the Plan.
5.	Administration of the Plan.
(a)	Composition of the Committee. The Plan shall be administered by the Committee, which shall consist of not less than three (3) Directors appointed by the Board. All members of the Committee must be Independent Directors. Members of the Committee shall serve at the pleasure of the Board. In the absence at any time of a duly appointed Committee, the Plan shall be administered by the members of the Board who are Independent Directors, acting as the Committee. In the case of Performance Stock Units, the Directors on the Committee also must be Outside Directors for purposes of Section 162m of the Code.

(b)	Powers of the Committee. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion (i) to select Participants and grant Awards, (ii) to determine the form and content of Awards to be issued in the form of Agreements under the Plan, (iii) to interpret the Plan, (iv) to prescribe, amend and rescind rules and regulations relating to the Plan, and (v) to make other determinations necessary or advisable for the administration of the Plan. The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.

(c)	Agreement. Each Award shall be evidenced by a written agreement containing such provisions as may be approved by the Committee. Each such Agreement shall constitute a binding contract between Southwest and the Participant, and every Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of such Agreement. The terms of each such Agreement shall be in accordance with the Plan, but each Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, the Committee shall set forth in each Agreement (i) the Exercise Price of an Option or SAR, (ii) the number of Shares subject to, and the expiration date of, the Award, (iii) the manner, time and rate (cumulative or otherwise) of exercise or vesting of such Award, and (iv) the restrictions, if any, to be placed upon such Award, or upon Shares which may be issued upon exercise of such Award.

(d)	The Chairman of the Committee and such other officers as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of Southwest and to cause them to be delivered to the recipients of Awards.

(e)	Effect of the Committee’s Decisions. All decisions, determinations, and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

(f)	Indemnification. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by Southwest in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Award, granted hereunder to the full extent provided for under Southwest’s Certificate of Incorporation or Bylaws with respect to the indemnification of Directors.
6.	Grant of Options.
(a)	General Rule. The Committee, in its sole discretion, may grant ISO’s or Non-ISOs to Employees of the Company or its Affiliates and may grant Non-ISOs to Directors or directors of Affiliates. No person may be granted Options to purchase more than [200,000] Shares in any calendar year.

(b)	Special Rules for ISOs. The aggregate Market Value, as of the date the Option is granted, of the Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans, as defined in Section 422 of the Code, of Southwest or any present or future Parent or Subsidiary of Southwest) shall not exceed $100,000. Notwithstanding the prior provisions of this paragraph, the Committee may grant Options in excess of the foregoing limitation, in which case such Options granted in excess of such limitation shall be Options which are Non-ISOs.
7.	Exercise Price for Options.
(a)	Limits on Committee Discretion. The Exercise Price as to any particular Option granted under the Plan shall not be less than the Market Value of the Optioned Shares on the date of grant. In the case of an Employee who owns Shares representing more than 10% of Southwest’s Outstanding Shares of Common Stock at the time an ISO is granted, the Exercise Price shall not be less than 110% of the Market Value of the Optioned Shares at the time the ISO is granted.

(b)	Standards for Determining Exercise Price. If the Common Stock is listed on a national securities exchange (including the NASDAQ Stock Market) on the date in question, then the Market Value per Share shall be not less than the reported closing price on such exchange on such date, or if there were no sales on such date, then the Exercise Price shall be not less than the mean between the bid and asked price on such date. If the Common Stock is traded otherwise than on a national securities exchange on the date in question, then the Market Value per Share shall be not less than the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the Market Value per Share shall be its fair market value as determined by the Committee, in its sole and absolute discretion.

(c)	Reissuance of Options and SARs. Notwithstanding anything herein to the contrary, the Committee shall have the authority to cancel outstanding Options and/or SARs with the consent of the Participant and to reissue new Options and/or SARs at a lower Exercise Price equal to the then Market Value per share of Common Stock in the event that the Market Value per share of Common Stock at any time prior to the date of exercise of outstanding Options and/or SARs falls below the Exercise Price, provided that no such repricing transaction shall be effective unless specifically approved or ratified by the affirmative votes of the holders of a majority of the Common Stock present or represented and entitled to vote at a meeting duly held on a date no later than the next annual meeting of shareholders.
8.	Exercise of Options.
(a)	Generally. Any Option granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Agreement granted to a Participant. An Option may not be exercised for a fractional Share.

(b)	Procedure for Exercise. A Participant may exercise Options, subject to provisions relative to its termination and limitations on its exercise, only by (1) written notice of intent to exercise the Option with respect to a specified number of Shares, and (2) payment to Southwest (contemporaneously with delivery of such notice) in cash, in Common Stock, or a combination of cash and Common Stock, of the amount of the Exercise Price for the number of Shares with respect to which the Option is then being exercised. Each such notice (and payment where required) shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of Southwest at Southwest’s executive offices. Common Stock utilized in full or partial payment of the Exercise Price for Options shall be valued at its Market Value at the date of exercise.

(c)	Notwithstanding the provisions of any Option that provides for its exercise in installments as designated by the Committee, such Option shall become immediately exercisable upon the Optionee’s death or Permanent and Total Disability.

(d)	Period of Exercisability-ISOs. An ISO may be exercised by an Optionee only while the Optionee is an Employee and has maintained Continuous Service from the date of the grant of the ISO, or within three months after termination of such Continuous Service (but not later than the date on which the Option would otherwise expire), except if the Employee’s Continuous Service terminates by reason of –
(i)	“Just Cause” which for purposes hereof shall have the meaning set forth in any unexpired employment or severance agreement between the Optionee and the Company or any Affiliate (and, in the absence of any such agreement, means termination because of the Employee’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order), then the Optionee’s rights to exercise such ISO shall expire on the date of such termination;

(ii)	Death, then an ISO of the deceased Optionee may be exercised within two years from the date of his death (but not later than the date on which the Option would otherwise expire) by the personal representatives of his estate or person or persons to whom his rights under such ISO shall have passed by will or by laws of descent and distribution;

(iii)	Disability then an ISO may be exercised within one year from the date of such Disability, but not later than the date on which the ISO would otherwise expire.
(e)	Period of Exercisability-Non-ISOs. Except to the extent otherwise provided in the terms of an Agreement, a Non-ISO may be exercised by an Optionee only while such Optionee is an Employee, a Director, or a director of an Affiliate, or within three months after termination of such service (but not later than the date on with the Option would otherwise expire), except if the Optionee’s service terminates by reason of
(i)	“Just Cause” which for purposes hereof shall have the meaning set forth in any unexpired employment or severance agreement between the Optionee and the Company or any Affiliate (and, in the absence of any such agreement, means termination because of the Optionee’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order), then the Optionee’s rights to exercise such Non-ISO shall expire on the date of such termination; or

(ii)	Removal from the Board or the Bank Board pursuant to the respective Articles of Incorporation, then the Optionee’s rights to exercise such Non-ISO shall expire on the date of such removal.

(iii)	Death, then a Non-ISO of the deceased Optionee may be exercised within two years from the date of his death (but not later than the date on which the Option would otherwise expire) by the personal representatives of his estate or person or persons to whom his rights under such Non-ISO shall have passed by will or by laws of descent and distribution or otherwise shall have transferred pursuant to this Plan;

(iv)	Disability, then a Non-ISO may be exercised within one year from the date of such Disability, but not later than the date on which the Non-ISO would otherwise expire.
(f)	Effect of the Committee’s Decisions. The Committee’s determination whether a Participant’s Continuous Service has ceased, and the effective date thereof shall be final and conclusive on all persons affected thereby.
9.	SARs (Stock Appreciation Rights)
(a)	Granting of SARs. In its sole discretion, the Committee may from time to time grant SARs to Employees either in conjunction with, or independently of, any Options granted under the Plan. An SAR granted in conjunction with an Option may be an alternative right wherein the exercise of the Option terminates the SAR to the extent of the number of shares purchased upon exercise of the Option and, correspondingly, the exercise of the SAR terminates the Option to the extent of the number of Shares with respect to which the SAR is exercised. Alternatively, an SAR granted in conjunction with an Option may be an additional right wherein both the SAR and the Option may be exercised. An SAR may not be granted in conjunction with an ISO under circumstances in which the exercise of the SAR affects the right to exercise the ISO or vice versa, unless the SAR, by its terms, meets all of the following requirements:

(b)	The SAR will expire no later than the ISO;

(c)	The SAR may be for no more than the difference between the Exercise Price of the ISO and the Market Value of the Shares subject to the ISO at the time the SAR is exercised;

(d)	The SAR is transferable only when the ISO is transferable, and under the same conditions;

(e)	The SAR may be exercised only when the ISO may be exercised; and

(f)	The SAR may be exercised only when the Market Value of the Shares subject to the ISO exceeds the Exercise Price of the ISO.

(g)	Exercise Price. The Exercise Price as to any particular SAR shall not be less than the Market Value of the Optioned Shares on the date of grant.

(h)	Timing of Exercise. Any election by a Participant to exercise SARs shall be made during the period beginning on the 3rd business day following the release for publication of quarterly or annual financial information and ending on the 12th business day following such date. This condition shall be deemed to be satisfied when the specified financial data is first made publicly available. In no event, however, may an SAR be exercised within the six-month period following the date of its grant.

(i)	Exercise of SARs. An SAR granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Agreement granted to a Participant, provided that an SAR may not be exercised for a fractional Share. Upon exercise of an SAR, the Participant shall be entitled to receive, without payment to Southwest except for applicable withholding taxes, an amount equal to the excess of (or, in the discretion of the Committee if provided in the Agreement, a portion of) the excess of the then aggregate Market Value of the number of Optioned Shares with respect to which the Participant exercises the SAR, over the aggregate Exercise Price of such number of Optioned Shares. This amount shall be payable by Southwest, in the discretion of the Committee, in cash or in Shares valued at the then Market Value thereof, or any combination thereof. The provisions of Paragraphs 8(c) and 8(e) regarding the period of exercisability of Options are incorporated by reference herein, and shall determine the period of exercisability of SARs.

(j)	Procedure for Exercising SARs. To the extent not inconsistent herewith, the provisions of Paragraph 8(b) as to the procedure for exercising Options are incorporated by reference, and shall determine the procedure for exercising SARs.

10.	Restricted Stock Awards.
(a)	Any Share of Restricted Stock which the Committee may grant shall be subject to the following terms and conditions, and otherwise to such other terms and conditions as are either applicable generally to Awards, or prescribed by the Committee in the applicable Agreement:

(b)	Restriction Period. At the time of each award of Restricted Stock, there shall be established for the Restricted Stock a restriction period, which shall be no less than 12 months and no greater than 5 years (the “Restriction Period”). Such Restriction Period may differ among Participants and may have different expiration dates with respect to portions of shares of Restricted Stock covered by the same award.

(c)	Vesting Restrictions. The Committee shall determine the restrictions applicable to the award of Restricted Stock, including, but not limited to, requirements of Continuous Service for a specified term, or the attainment of specific performance standards or goals, which restrictions may differ with respect to each Participant. The Agreement shall provide for forfeiture of Shares covered thereby if the specified restrictions are not met during the Restriction Period.

(d)	Vesting upon Death, Disability, or Retirement. The Committee shall set forth in the Agreement the percentage of the award of Restricted Stock which shall vest in the Participant in the event of death, disability, or retirement prior to the expiration of the Restriction Period or the satisfaction of the restrictions applicable to an award of Restricted Stock.

(e)	Acceleration of Vesting. Notwithstanding the Restriction Period and the restrictions imposed on the Restricted Stock, as set forth in any Agreement, the Committee may shorten the Restriction Period or waive any restrictions, if the Committee concludes that it is in the best interests of Southwest to do so, provided that any such actions not done in connection with a Change in Control or the death, disability, retirement, or termination of employment of a Participant shall not be effective unless specifically approved or ratified by the affirmative votes of the holders of a majority of the Common Stock present or represented and entitled to vote at a meeting duly held on date no later than the next annual meeting of shareholders.

(f)	Ownership; Voting. Stock certificates shall be issued in respect of Restricted Stock awarded hereunder and shall be registered in the name of the Participant, whereupon the Participant shall become a shareholder of Southwest with respect to such Restricted Stock and shall, to the extent not inconsistent with express provisions of the Plan, have all the rights of a shareholder, including but not limited to the right to receive all dividends paid on such Shares and the right to vote such Shares. Said stock certificates shall be deposited with Southwest or its designee, together with a stock power endorsed in blank, and the following legend shall be placed upon such certificates reflecting that the shares represented thereby are subject to restrictions against transfer and forfeiture:
“The transferability of this certificate and the shares of stock represented thereby are subject to the terms and conditions (including forfeiture) contained in the 1999 Stock Option Plan of Southwest Bancorp, Inc., and an agreement entered into between the registered owner and Southwest Bancorp, Inc.. Copies of such Plan and Agreement are on file in the offices of the Secretary of Southwest Bancorp, Inc., 608 South Main Street, Stillwater, Oklahoma 74074.”
(g)	Lapse of Restrictions. At the expiration of the Restricted Period applicable to the Restricted Stock, Southwest shall deliver to the Participant, or the legal representative of the Participant’s estate, or if the personal representative of the Participant’s estate shall have assigned the estate’s interest in the Restricted Stock, to the person or persons to whom his rights under such Stock shall have passed by assignment pursuant to his will or to the laws of descent and distribution, the stock certificates deposited with it or its designee and as to which the Restricted Period has expired and the requirements of the restrictions have been met. If a legend has been placed on such certificates, Southwest shall cause such certificates to be reissued without the legend.

(h)	Forfeiture of Restricted Stock. The Agreement shall provide for forfeiture of any Restricted Stock which is not vested in the Participant or for which the restrictions have not been satisfied during the Restriction Period.

11.	Performance Stock Award
(a)	Any Performance Stock Award which the Committee may grant shall be subject to the following terms and conditions, and otherwise to such other terms and conditions as are either applicable generally to Awards, or prescribed by the Committee in the applicable Agreement.

(b)	Maximum Award. No Participant may receive a Performance Stock Award with a Market Value of greater than $[2,500,000] at the date of award, determined by multiplying the number of Shares subject to the award by the Market Value per share on that date.

(c)	Performance Period. At the time of each award of Performance Stock, there shall be established for the Performance Stock Award a restriction period during which the performance goals established by the Committee for the Award may be achieved, which shall be no greater than 10 years (the “Performance Period”). Such Performance Period may differ among Participants and may have different expiration dates with respect to portions of shares of Performance Stock Awards covered by the same award.

(d)	Vesting Restrictions. The Committee shall determine the restrictions applicable to the award of Performance Stock, based upon the attainment of specific corporate, divisional, or individual performance standards or goals, which restrictions may differ with respect to each Participant. A Performance Stock Award will not vest until the Committee certifies (as described in Section 162(m) of the Code) that the applicable performance goals have been satisfied. At the discretion of the Committee, the goals may be based upon the attainment of one or more of the following business criteria (determined either in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies): stock price; earnings per share; stock total return; and consolidated or business unit: net income, pre-tax net income, return on average equity, return on average assets, loan or deposit growth, net interest margin or spread, net loan yield, charge-offs, problem asset levels, operating expenses, numbers of transaction accounts, and efficiency ratio. The Committee may adjust the performance goals based upon factors it deems appropriate, such as the costs of business restructuring, unusual events, and changes in tax law or accounting principles. The Agreement shall provide for forfeiture of Shares covered thereby if the specified restrictions are not met during the Performance Period.

(e)	Vesting upon Death, Disability, or Retirement. The Committee shall set forth in the Agreement the percentage of the award of Performance Stock which shall vest in the Participant in the event of death, disability, or retirement prior to the expiration of the Restriction Period or the satisfaction of the restrictions applicable to an award of Performance Stock.

(f)	Acceleration of Vesting. Notwithstanding the Restriction Period and the restrictions imposed on the Performance Stock, as set forth in any Agreement, the Committee may shorten the Restriction Period or waive any restrictions, if the Committee concludes that it is in the best interests of Southwest to do so, provided that any such actions not done in connection with a Change in Control or the death, disability, retirement, or termination of employment of a Participant shall not be effective unless specifically approved or ratified by the affirmative votes of the holders of a majority of the Common Stock present or represented and entitled to vote at a meeting duly held on date no later than the next annual meeting of shareholders.

(g)	Ownership; Voting. Stock certificates shall be issued in respect of Performance Stock awarded hereunder and shall be registered in the name of the Participant, whereupon the Participant shall become a shareholder of Southwest with respect to such Performance Stock and shall, to the extent not inconsistent with express provisions of the Plan, have all the rights of a shareholder, including but not limited to the right to receive all dividends paid on such Shares and the right to vote such Shares. Said stock certificates shall be deposited with Southwest or its designee, together with a stock power endorsed in blank, and the following legend shall be placed upon such certificates reflecting that the shares represented thereby are subject to restrictions against transfer and forfeiture:
“The transferability of this certificate and the shares of stock represented thereby are subject to the terms and conditions (including forfeiture) contained in the 1999 Stock Option Plan of Southwest Bancorp, Inc., and an agreement entered into between the registered owner and Southwest Bancorp, Inc.. Copies of such Plan and Agreement are on file in the offices of the Secretary of Southwest Bancorp, Inc., 608 South Main Street, Stillwater, Oklahoma 74074.”

(h)	Lapse of Restrictions. At the expiration of the Performance Period applicable to the Performance Stock, Southwest shall deliver to the Participant, or the legal representative of the Participant’s estate, or if the personal representative of the Participant’s estate shall have assigned the estate’s interest in the Performance Stock, to the person or persons to whom his rights under such Stock shall have passed by assignment pursuant to his will or to the laws of descent and distribution, the stock certificates deposited with it or its designee and as to which the Performance Period has expired and the requirements of the restrictions have been met. If a legend has been placed on such certificates, Southwest shall cause such certificates to be reissued without the legend.

(i)	Forfeiture of Performance Stock. The Agreement shall provide for forfeiture of any Performance Stock which is not vested in the Participant or for which the restrictions have not been satisfied during the Performance Period.
12.	Restricted Stock Unit Awards.
(a)	Any Restricted Stock Units which the Committee may grant shall be subject to the following terms and conditions, and otherwise to such other terms and conditions as are either applicable generally to Awards, or prescribed by the Committee in the applicable Agreement.

(b)	Restriction Period. At the time of each award of Restricted Stock Unit, there shall be established for the Restricted Stock Unit a restriction period (the “Restriction Period”). Such Restriction Period may differ among Participants and may have different expiration dates with respect to portions of shares of Restricted Stock covered by the same award.

(c)	Vesting Restrictions. The Committee shall determine the restrictions applicable to the award of Restricted Stock Unit, including, but not limited to, requirements of Continuous Service for a specified term, or, for Performance Based Awards of Restricted Stock, the attainment of specific corporate, divisional, or individual performance standards or goals, which restrictions may differ with respect to each Participant. The Agreement shall provide for forfeiture of Shares covered thereby if the specified restrictions are not met during the Restriction Period.

(d)	Vesting upon Death, Disability, or Retirement. The Committee shall set forth in the Agreement the percentage of the award of Restricted Stock Units which shall vest in the Participant in the event of death, disability, or retirement prior to the expiration of the Restriction Period or the satisfaction of the restrictions applicable to an award of Restricted Stock Unit.

(e)	Acceleration of Vesting. Notwithstanding the Restriction Period and the restrictions imposed on the Restricted Stock Unit, as set forth in any Agreement, the Committee may shorten the Restriction Period or waive any restrictions, if the Committee concludes that it is in the best interests of Southwest to do so, provided that any such actions not done in connection with a Change in Control or the death, disability, retirement, or termination of employment of a Participant shall not be effective unless specifically approved or ratified by the affirmative votes of the holders of a majority of the Common Stock present or represented and entitled to vote at a meeting duly held on date no later than the next annual meeting of shareholders.

(f)	Lapse of Restrictions. At the expiration of the Restricted Period applicable to the Restricted Stock Unit, Southwest shall deliver to the Participant, or the legal representative of the Participant’s estate, or if the personal representative of the Participant’s estate shall have assigned the estate’s interest in the Restricted Stock Unit, to the person or persons to whom his rights under such Stock shall have passed by assignment pursuant to his will or to the laws of descent and distribution, one unrestricted, fully transferrable share of Common Stock for each vested Restricted Stock Unit scheduled to be paid out on such date and as to which all other conditions to the transfer have been fully satisfied, or an equivalent amount of cash as determined by the Committee in its discretion.

(g)	Forfeiture of Restricted Stock Unit. The Agreement shall provide for forfeiture of any Restricted Stock Unit which is not vested in the Participant or for which the restrictions have not been satisfied during the Restriction Period.
13.	Effect of Changes in Control and Changes in Common Stock Subject to the Plan.
(a)	Effects of Change in Control.

(i)	Notwithstanding the provisions of any Award that provides for its exercise or vesting in installments, all Awards shall be immediately exercisable and fully vested upon a Change in Control.

(ii)	At the time of a Change in Control, each Optionee shall, at the sole and absolute discretion of the Committee, be entitled to receive a cash payment in an amount equal to the excess of the Market Value of the Shares subject to such Option over the Exercise Price of such Option, provided that in no event may an Option be cancelled in exchange for cash within the six-month period following the date of its grant. For purposes of calculating this payment, the Market Value shall be the Market Value at the date of the Change in Control as determined by the Committee.

(iii)	In the event there is a Transaction, all outstanding Awards shall be surrendered. With respect to each Award so surrendered, the Committee shall in its sole and absolute discretion determine whether the holder of each Award so surrendered shall receive—
(A)	For each Share then subject to an outstanding Award, an Award for the number and kind of shares into which each Outstanding Share (other than Shares held by dissenting shareholders) is changed or exchanged, together with an appropriate adjustment to the Exercise Price in the case of Options and SARs; or

(B)	With respect to Options, the number and kind of shares into which each Outstanding Share (other than Shares held by dissenting shareholders) is changed or exchanged in the Transaction that are equal in market value to the excess of the Market Value on the date of the Transaction of the Shares subject to the Option, over the Exercise Price of the Option; or

(C)	A cash payment (from the Company or the successor corporation), in an amount equal to the excess of the Market Value on the date of the Transaction of the Shares subject to the Award, less the Exercise Price of the Award in the case of Options and SARs.
(b)	The decision of the Committee as to whether a Change in Control has occurred shall be conclusive and binding.

(c)	Recapitalizations, Stock Splits, Etc. The number and kind of shares reserved for issuance under the Plan, and the number and kind of shares subject to outstanding Options and the Exercise Price thereof, shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a different number or kind of shares or other securities of the Company which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company.

(d)	Special Rule for ISOs. Any adjustment made pursuant to subparagraphs (a)(3)(A) or (b) of this Paragraph shall be made in such a manner as not to constitute a modification, within the meaning of Section 424(h) of the Code, of outstanding ISOs.

(e)	Conditions and Restrictions on New, Additional, or Different Shares or Securities. If, by reason of any adjustment made pursuant to this Paragraph, an Optionee becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares pursuant to the Option before the adjustment was made.

(f)	Other Issuances. Except as expressly provided in this Paragraph, the issuance by the Company or an Affiliate of shares of stock of any class, or of securities convertible into Shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number, class, or Exercise Price of Shares then subject to Options or reserved for issuance under the Plan.
14.	Non-Transferability of Awards.
(a)	ISOs may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, or pursuant to the terms of a “qualified domestic relations order” (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder).

(b)	Awards other than ISO’s may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, pursuant to the terms of a “qualified domestic relations order” (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder), or, in the sole discretion of the Committee, in connection with a transfer for estate or retirement planning purposes to a trust established for such purposes.

(c)	An unvested Performance Stock Award may not be transferred during the Performance Period.
15.	Time of Granting Awards.
(a)	The date of grant of an Award shall, for all purposes, be the later of the date on which the Committee makes the determination of granting such Award, and the Effective Date. Notice of the determination shall be given to each Participant to whom an Award is so granted within a reasonable time after the date of such grant.
16.	Effective Date.
(a)	The Plan shall be effective as of approval by the shareholders of Southwest.
17.	Modification of Awards.
(a)	At any time, and from time to time, the Board may authorize the Committee to direct execution of an instrument providing for the modification of any outstanding Award, provided no such modification shall confer on the holder of said Award any right or benefit which could not be conferred on him by the grant of a new Award at such time, or impair the Award without the consent of the holder of the Award.
18.	Amendment and Termination of the Plan.
(a)	The Board may from time to time amend the terms of the Plan and, with respect to any Shares at the time not subject to Awards, suspend or terminate the Plan; provided that the provisions of Paragraph 9 may not be amended more than once every six months (other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder), and provided further that any amendment that is “material” within the meaning of Rule 16b-3 shall be subject to shareholder approval.

(b)	No amendment, suspension or termination of the Plan shall, without the consent of any affected holders of an Award, alter or impair any rights or obligations under any Award theretofore granted.
19.	Conditions upon Issuance of Shares.
(a)	Compliance with Securities Laws. Shares of Common Stock shall not be issued with respect to any Award unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Shares may then be listed. The Plan is intended to comply with Rule 16b-3, and any provision of the Plan which the Committee determines in its sole and absolute discretion to be inconsistent with said Rule shall, to the extent of such inconsistency, be inoperative and null and void, and shall not affect the validity of the remaining provisions of the Plan.

(b)	Special Circumstances. The inability of Southwest to obtain approval from any regulatory body or authority deemed by Southwest’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve Southwest of any liability in respect of the non-issuance or sale of such Shares. As a condition to the exercise of an Option or SAR, Southwest may require the person exercising the Option or SAR to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

(c)	Committee Discretion. The Committee shall have the discretionary authority to impose in Agreements such restrictions on Shares as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal or to establish repurchase rights or both of these restrictions.

20.	Reservation of Shares.
(a)	Southwest, during the term of the Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.
21.	Withholding Tax.
(a)	Southwest’s obligation to deliver dividends on Restricted Stock, or to deliver Shares upon exercise of Options and/or SARs or upon the vesting of Restricted Stock (or such earlier time that the Participant makes an election under Section 83(b) of the Code) shall be subject to the Participant’s satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The Committee, in its discretion, may permit the Participant to satisfy the obligation, in whole or in part, by irrevocably electing to have Southwest withhold Shares, or to deliver to Southwest Shares that he already owns, having a value equal to the amount required to be withheld. The value of Shares to be withheld, or delivered to Southwest, shall be based on the Market Value of the Shares on the date the amount of tax to be withheld is to be determined. As an alternative, Southwest may retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.
22.	No Employment or Other Rights.
(a)	In no event shall an Employee’s eligibility to participate or participation in the Plan create or be deemed to create any legal or equitable right of the Employee or any other party to continue service with Southwest, Stillwater National, or any Affiliate of such corporations. No Employee shall have a right to be granted an Award or, having received an Award, the right to again be granted an Award. However, an Employee who has been granted an Award may, if otherwise eligible, be granted an additional Award or Awards.
23.	Governing Law.
(a)	The Plan shall be governed by and construed in accordance with the laws of the State of Oklahoma, except to the extent that federal law shall be deemed to apply.
24.	Successors and Assigns. The Plan shall be binding upon the Company’s successors and assigns.
* * *

PROPOSED AMENDMENTS TO ARTICLE X OF THE SOUTHWEST BANCORP, INC.
CERTIFICATE OF INCORPORATION
New language is indicated by underlining, and deletions are indicated by strike-throughs.
ARTICLE X
Directors
     ~~A. Number; Vacancies.~~ The number of directors of the Corporation shall be such number, not less than three nor more than twenty-one (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation, voting separately as a class), as shall be provided from time to time in or in accordance with the bylaws, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further that no action shall be taken to decrease or increase the number of directors from time to time unless at least two-thirds of the directors then in office shall concur in said action. Vacancies in the board of directors of the Corporation, however caused, and newly created directorships shall be filled by a vote of two-thirds of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of shareholders ~~at which the term of the class to which the director has been chosen expires~~  and when the director’s successor is elected and qualified. Commencing with the 2009 annual meeting of shareholders, directors shall be elected annually for terms of one year and shall hold office until the next succeeding annual meeting and their successors are elected and qualified. Directors elected at the 2006 annual meeting of shareholders shall hold office until the 2009 annual meeting of shareholders; directors elected at the 2007 annual meeting of shareholders shall hold office until the 2010 annual meeting of shareholders; and directors elected at the 2008 annual meeting of shareholders shall hold office until the 2011 annual meeting of shareholders.
     ~~B. Classified Board. The board of directors of the Corporation elected at the 1994 annual meeting of stockholders and thereafter shall be divided into three classes of directors which shall be designated Class I, Class II and Class III. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. Such classes shall be as nearly equal in number as the then total number of directors constituting the entire board of directors shall permit, with the terms of office of all members of one class expiring each year. When the number of directors is changed, the board of directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided that the directors in each class shall be as nearly equal in number as possible; provided, further, that no decrease in the number of directors shall affect the term of any director then in office. At the 1994 annual meeting of shareholders, directors of Class I shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. At the 1995 annual meeting of shareholders, directors of Class II shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. At the 1996 annual meeting of shareholders, directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. Thereafter, at each succeeding annual meeting, directors of each class shall be elected for three year terms. Notwithstanding the foregoing, the director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the board of directors shall have been abolished by action taken to reduce the size of the board of directors prior to said meeting.~~
     ~~Should the number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph. The board of directors shall designate, by the name of the incumbent(s), the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph.~~
     Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the board of directors shall consist of said directors so elected in addition to the number of directors fixed as provided in this Article X. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of shareholders.

B-1

PROXY - SOUTHWEST BANCORP, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
April 24, 2008
The undersigned hereby appoints John Cohlmia, James E. Berry II, and Robert L. Hert, with full powers of substitution to act, as attorneys and proxies for the undersigned, to vote all shares of Common Stock of Southwest which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the “Annual Meeting”), to be held in the Auditorium, Room 215, of the Stillwater Public Library, 1107 South Duck Street, Stillwater, Oklahoma on Thursday, April 24, 2008, at 11:00 a.m., Central Time, and at any and all adjournments thereof, as indicated below and in accordance with the determination of a majority of the Board of Directors with respect to other matters which come before the Annual Meeting.
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES, FOR APPROVAL OF THE SOUTHWEST BANCORP, INC. 2008 STOCK BASED AWARD PLAN, AND FOR THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE ANNUAL MEETING.
This proxy may be revoked at any time prior to its exercise. Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned hereby revokes any and all proxies heretofore given with respect to the shares of Common Stock held of record by the undersigned.
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
POSTAGE-PREPAID ENVELOPE.
A. Proposals- The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2, and FOR Proposal 3.
1. Election of Directors:

David S. Crockett, Jr.
J. Berry Harrison
James M. Johnson
Russell W. Teubner
FOR
[ ]
[ ]
[ ]
[ ]
WITHHOLD
       [ ]
       [ ]
       [ ]
       [ ]

Unless contrary direction is given, the right is reserved in the sole discretion of the Board of Directors to distribute votes among some or all of the above nominees in a manner other than equally so as to elect as directors the maximum possible number of such nominees.

2. Approval of the Southwest Bancorp, Inc.	FOR	AGAINST	ABSTAIN
2008 Stock Based Award Plan	[ ]	[ ]	[ ]

3. Approval of amendment	FOR	AGAINST	ABSTAIN
to Certificate of Incorporation	[ ]	[ ]	[ ]

B. Non-Voting Items
Change of Address—Please print new address below.
____________________________________________________
Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting.     [ ]
C. Authorized Signatures – Sign Here – This section must be completed for your vote to be counted.
Date and sign below.
Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee guardian, or custodian please give your full title. If shares are held jointly, each holder should sign.
Signature 1-Please keep signature within the box                                               Signature 2- Please keep signature within the box                                               Date (dd/mm/yyyy)